UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CALLIDUS SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588

To our stockholders:

       You are cordially invited to attend the 2013 annual meeting of stockholders of Callidus Software Inc. to be held on Wednesday, June 5, 2013, at 10:00 a.m. Pacific Time at our headquarters located at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588.

       We will be using the "Notice and Access" method of providing proxy materials to stockholders via the Internet. On or about April 17, 2013, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 8, 2013, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report, which contains information about our business and includes our fiscal 2012 audited financial statements, as well as instructions with respect to how to vote your shares. This notice will also contain instructions on how to request a printed copy of our proxy materials. Details regarding the business to be conducted at the annual meeting are described in the following notice of annual meeting and proxy statement.

       Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote your shares as promptly as possible to ensure your representation at the annual meeting. Please review the instructions on the Notice of Internet Availability of Proxy Materials regarding voting, as well as the question and answer section in the first part of the proxy statement.

Sincerely,

RONALD J. FIOR Senior Vice President, Finance and Operations, Chief Financial Officer

Pleasanton, California
April 17, 2013

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO:

  1.
  REVIEW THE SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL, AND
  2.
  REVIEW THE QUESTION "WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?" BELOW, OR,
  3.
  IF YOU REQUESTED PRINTED PROXY MATERIALS, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE,

  ALL AS PROMPTLY AS POSSIBLE.

CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588
(925) 251-2200

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m., Pacific Time, on June 5, 2013
PLACE:	Callidus Software Inc. 6200 Stoneridge Mall Road, Suite 500 Pleasanton, CA 94588
ITEMS OF BUSINESS:	(1) To elect our Class I directors;
(2) To approve our 2013 Stock Incentive Plan;
(3) To approve, by an advisory vote, executive compensation;
(4) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013; and
(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date, April 8, 2013.
VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials.
2012 ANNUAL REPORT:	A copy of our annual report can be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials.
DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials will be mailed to you on or about April 17, 2013. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2012 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

       Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 5, 2013. The proxy materials, including this proxy statement and our annual report, which includes our Form 10-K for 2012, are available on the following website: http://proxydocs.calliduscloud.com.

       You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person.

By Order of the Board of Directors

RONALD J. FIOR Senior Vice President, Finance and Operations, Chief Financial Officer
Pleasanton, California April 17, 2013

CALLIDUS SOFTWARE INC.

2013 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

       The board of directors of Callidus Software Inc. is soliciting your vote at our 2013 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Leslie J. Stretch and Ronald J. Fior have been designated as proxies for our 2013 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

       The record date for our 2013 annual meeting of stockholders is April 8, 2013. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

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  vote at the meeting and any adjournments or postponements of the meeting.

       On the record date, 37,281,207 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

       Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are permitted to furnish our proxy materials to our stockholders by providing access to such materials over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials (the "Notice") and/or printed materials has the right to vote on all matters presented at the meeting.

       You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will provide instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another stockholder and have received only one Notice, follow the instructions on the Notice to request a separate copy of these materials to be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or other nominee to request a separate copy of these materials.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The notice provides instructions on how to cast your vote. For additional information please see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" (OR IN "STREET NAME")?

       Most stockholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

       Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, you are considered the "stockholder of record" with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, voting in person at the annual meeting, or, if you requested a printed set of proxy materials, submitting your vote by telephone. For additional information please see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

       Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

       Stockholder of Record:    If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

         By Written Proxy:     Stockholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

         By Telephone or over the Internet:     Stockholders of record who received the Notice of Internet Availability of Proxy Materials can vote their shares via the Internet by following the instructions provided in the Notice. In addition, stockholders who requested a printed set of proxy materials may vote over the telephone. Stockholders of record who vote by telephone or via the Internet need not return a proxy card by mail. The Internet and telephone voting facilities will close at 11:59 pm, Eastern Time, on June 4, 2013.

         In Person:     All stockholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

       Beneficial Owner:    Beneficial owners should have received the Notice of Internet Availability of Proxy Materials or voting instructions from your broker, bank or other nominee. Beneficial owners must follow the instructions in the Notice or voting instructions provided by your broker, bank or nominee in order to direct such broker, bank or other nominee as to how to vote your shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

       A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

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  is present and votes in person at the annual meeting; or

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  has timely voted their shares by telephone or over the Internet; or

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  has timely and properly submitted a proxy card.

       If there are not enough shares present both in person, by telephone, over the Internet, and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

       Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

       Stockholders should specify their choice for each issue to be voted upon at the annual meeting either by telephone or over the Internet, in person, or by written proxy, as applicable. If no proxy is returned (including by telephone or over the Internet) or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

       Stockholder of Record:    If you are a stockholder of record and you do not return a proxy (including by telephone or over the Internet), your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists. If you do return a proxy (including by telephone or over the Internet) but you fail to specify how your shares should be voted on one or more issues to be voted upon at our annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two approving our 2013 Stock Incentive Plan; (iii) FOR Proposal Three approving, by an advisory vote, our executive compensation; and (iv) FOR Proposal Four ratifying the selection of KPMG LLP as our independent auditors

       Beneficial Owner:    If you are a beneficial owner and (i) you do not return a proxy (including by telephone or over the Internet) to your broker, bank or other nominee who holds your shares, or (ii) you do provide a proxy (including by telephone or over the Internet) but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker, bank or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers, banks and other nominees on non-routine matters but are represented at the meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with our annual meeting, but are not considered entitled to vote on the non-routine proposals.

       We believe that under applicable rules, Proposal Four: Ratification of Appointment of Independent Auditors, approving the selection of KPMG LLP as our independent auditors, is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.

       However, we believe that Proposal One: Election of Directors, Proposal Two: Approval of 2013 Stock Incentive Plan, and Proposal Three: Advisory Approval of Executive Compensation are considered non-routine matters under applicable rules. Accordingly, brokers, banks or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

       Additionally, in connection with the election of directors, if a director in an uncontested election receives a greater number of "withheld" votes than "for" votes, he/she will be required to tender his/her resignation as explained in "Proposal One: Election of Directors – Majority Vote Policy" below.

HOW DO I CHANGE OR REVOKE MY PROXY?

       You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely: (1) filing with our Secretary a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and submitting it by Internet, by telephone, or by mail to our Secretary, or (3) attending our annual meeting and voting in person (although attendance at our annual meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to commencement of the vote at the annual meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

       Proxies for shares held in "street name" by beneficial owners may be changed or revoked by following the directions provided by your broker, bank or other nominee regarding how to change or revoke your proxy, or if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending our annual meeting and voting in person.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD AND/OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by, as applicable, completing and returning each proxy card or following the instructions on each Notice of Internet Availability of Proxy Materials you receive. For additional information please see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" above.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

       Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. When submitting the name of a candidate for nomination to the board of directors to the Secretary, you should submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications, and any other data supporting the nomination.

       Pursuant to Rule 14a-8 of the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in our proxy materials for our 2014 annual meeting of stockholders, proposals must be received by us no later than December 18, 2013 and have complied with the requirements of Rule 14a-8 of the Exchange Act.

       Stockholders intending to present a proposal at our 2014 annual meeting, but not intending to have such proposal included in our 2014 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2013 annual meeting on or after February 5, 2014 and on or before March 7, 2014. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

       We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

       We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials (the "Notice") and, if applicable, the proxy materials to multiple stockholders who have the same last name and share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the materials. To request separate delivery of these materials now or in the future, you may submit a written request by following the instructions described in the Notice.

PROPOSAL ONE: ELECTION OF DIRECTORS

       In voting on the election of our director nominees, stockholders may:

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  vote in favor of all nominees;

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  withhold votes as to all nominees; or

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  withhold votes as to specific nominees.

       Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

Majority Vote Policy

       Our corporate governance guidelines, which are summarized later in this proxy statement, set forth the procedures if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his/her election than votes "for" such election is required to promptly tender his/her resignation to the board of directors following certification of the shareholder vote.

       The nominating and corporate governance committee (the "NCG committee") is required to make recommendations to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out in our corporate governance guidelines which are available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and under the section entitled "Vote Required" below.

       Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. On March 11, 2013, George B. James notified the board of directors that he would retire from the board of directors when his current term expires on June 5, 2013, the date of the 2013 annual meeting of stockholders. Consequently, the board of directors determined that the size of the board should be reduced from seven to six directors as of June 5, 2013, in accordance with our bylaws. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as nearly one-third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below (excluding Mr. James):

Class I (2013)	Class II (2014)	Class III (2015)
Mark A. Culhane	William B. Binch	Charles M. Boesenberg
David B. Pratt	Michele Vion	Leslie J. Stretch

       Based on the recommendation of the NCG committee, the board of directors has nominated Mark A. Culhane and David B. Pratt for election as Class I directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2016 or until their successors are duly elected and qualified. Mr. Culhane and Mr. Pratt are currently serving as Class I directors and have each consented to serve for a new term.

       Directors in Class II and Class III are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

       The two Class I directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

       In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his/her election than votes "for" such election (a "Majority Withheld Vote") is obligated to promptly tender his/her resignation to the board of directors following certification of the shareholder vote. This election is an uncontested election.

       In the event of a tendered resignation following a Majority Withheld Vote, the NCG committee will thereafter promptly consider the resignation offer and recommend to the board of directors action with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation, or taking any other action such committee deems to be appropriate and in our best interests. In considering what action to recommend with respect to the tendered resignation, the NCG committee will take into account all factors deemed relevant by the members of the NCG committee including, without limitation, any stated reasons why stockholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the director's contributions to us, and our corporate governance guidelines.

       The board of directors will act on the NCG committee's recommendation no later than 90 days following certification of the shareholder vote. In considering the NCG committee's recommendation, the board of directors will consider the factors and possible actions considered by the NCG committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

       Following the board of directors' decision on the NCG committee's recommendation, we will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the SEC.

       Except as indicated below, any director who tenders his/her resignation pursuant to this provision shall not participate in the NCG committee recommendation or board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the NCG committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee of the board of directors amongst themselves solely for the purpose of considering the tendered resignation(s) and will recommend to the board of directors action to be taken with respect to the tendered resignation(s). This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignation(s). To the extent that one or more directors' resignation(s) are accepted by the board of directors, the NCG committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

       It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information Concerning Director Nominees

       Mark A. Culhane, age 53, has served as a director of Callidus since June 2010. Since December 2012, Mr. Culhane has also been the Chief Financial Officer at Lithium Technologies, Inc., a software company that powers and redefines the social customer experience. From 2001 to May 2012, Mr. Culhane was Executive Vice President and Chief Financial Officer of DemandTec, Inc., an IBM Corporation company, which provides consumer demand management solutions. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, as its Chief Financial Officer and Secretary from September 1998 to August 2001. Prior to his time at iManage, Mr. Culhane worked at SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, from July 1992 to December 1997, in a variety of roles with ever increasing responsibility, ultimately as Chief Financial Officer and Secretary. From July 1982 to July 1992, Mr. Culhane worked at Price Waterhouse, ending his tenure as Senior Manager. Mr. Culhane earned his B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions along with his decade of work as an auditor provide the board of directors and our audit committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

       David B. Pratt, age 73, has served as a director of Callidus since June 2004 and served as our Interim President and Chief Executive Officer from June 2004 to May 2005. Prior to joining Callidus, Mr. Pratt served as Interim President and Chief Executive Officer of AvantGo, Inc., a mobile internet service company, from October 2002 to February 2003. From April 2002 until October 2002, he volunteered as Interim President and Chief Executive Officer of YMCA of the Mid-Peninsula, where he remains a member of the board of directors. From January 2000 to March 2001, Mr. Pratt served as President and Chief Executive Officer of gForce Systems, an enterprise software company focusing on e-learning. Prior to joining gForce, Mr. Pratt was Executive Vice President and Chief Operating Officer of Adobe Systems, Inc., a software company, from May 1988 to January 1998. From October 1987 to April 1988, Mr. Pratt was Executive Vice President and Chief Operating Officer of Logitech, Inc., a manufacturer of computer input devices. Prior to Logitech, Mr. Pratt served as Senior Vice President and Chief Operating Officer of Quantum Corporation from February 1986 to March 1987. Mr. Pratt currently serves on the boards of directors of The SETI Institute and YMCA of the USA, and has in the past also served on the board of Plumtree Software from 2002 until October 2005. Mr. Pratt holds an M.B.A. from the University of Chicago and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology. The board of directors regards Mr. Pratt as a strong executive with a deep understanding of public company operational, financial and governance standards that the board of directors considers important in guiding the company in the future. Additionally, as a former interim President and Chief Executive Officer of Callidus, the board of directors considers his in depth understanding of our products and customer requirements particularly useful when analyzing strategic and operational goals for us and assessing operational risks.

Information Concerning Directors Continuing in Office

       William B. Binch, age 73, has served as a director of Callidus since April 2005 and as our Lead Independent Director of our board of directors since October 2008. Mr. Binch also currently serves as a director of MedeAnalytics Inc. (formerly, MedeFinance, Inc.) since June 2004, an application service provider of financial and analytical resources to the healthcare industry; and Saama Technologies, Inc. since October 2000, a consulting and system integration firm specializing in business intelligence and analytics. Mr. Binch served as director of SPSS Inc., a predictive analytics technology company, from March 2001 until its acquisition by IBM Corporation in October 2009. From 2003 to 2004, Mr. Binch served as Chief Executive Officer and President of SeeCommerce, a business performance management software company. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data warehousing companies. Mr. Binch also previously served for five years at Oracle Corporation, an enterprise software provider, ultimately as Vice President of Strategic Accounts. Mr. Binch holds a B.S. in Industrial Engineering from the University of Maryland. The board of directors believes that Mr. Binch's extensive experience as a senior executive, and detailed knowledge supervising sales organizations in particular, are important assets that assist our board of directors and management to identify and define our strategic initiatives and contribute to the structuring of our internal operations.

       Charles M. Boesenberg, age 64, has served as a director of Callidus since February 2006, as Executive Chairman of the Board from November 2007 to November 2008, and as Chairman of the Board since November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the Board at NetIQ Corporation, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM Corporation and Apple Inc., a global provider of various products and related software, peripherals and services, and served as President and Chief Executive Officer of Central Point Software Inc., Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the board of directors of Websense, Inc., a provider of comprehensive security technology; Silicon Graphics International Corp., a provider of computer servers and data storage solutions; Ancestry.com, an online provider of family history resources; Keynote Systems, Inc. a provider of on-demand test and measurement products for mobile communications and Internet performance; and Boingo Wireless, Inc., a Wi-Fi software and services provider. Previously, Mr. Boesenberg was a director at Ancestry.com, Interwoven Inc., Symantec Corporation, Macromedia and Maxtor. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and a M.S. in Business Administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skillful ability to interact with the investment community also add to his importance to the board of directors.

       Leslie J. Stretch, age 51, has served as our President and CEO since December 2007 and has served as a director on our board of directors since July 2008. Previously, Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business from July 2007 to November 2007; Senior Vice President, Worldwide Sales from April 2006 to July 2007; and Vice President, Worldwide Sales from November 2005 to April 2006. Prior to joining Callidus, Mr. Stretch served as interim CEO for The Hamsard Group, plc., a software solutions and services provider, in the United Kingdom from April 2005 to September 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, Inc., a computer networking company, most recently as Senior Vice President of Global Channel Sales from January 2005 to April 2005; UK Vice President and Managing Director from February 2003 to January 2005; and UK Sales Director from May 1996 to February 2003. Prior to joining Sun Microsystems, Mr. Stretch served in a variety of roles at enterprise software provider Oracle Corporation, U.K. including Director of Retail and Commercial Business UK from June 1995 to June 1996; Branch Manager Western Canada from 1994 to 1995; and Branch Manager Scotland from 1989 to 1994. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities across small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the challenges that organizations encounter managing sales performance programs helps to establish and direct our corporate goals and objectives. Additionally, as our President and CEO, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and opportunities critical to the supervisory role of our board of directors.

       Michele Vion, age 53, has served as a director of Callidus since September 2005. Ms. Vion has been employed as Vice President, Human Resources at Bill Barrett Corporation, a natural resources development and exploratory property company, since August 2010. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, as Group Vice President of Human Resources from November 2008 to January 2010 and previously served as Senior Vice President, Human Resources, from September 2006 to November 2008. Ms. Vion was also previously employed at Sun Microsystems, Inc., in a variety of positions including Vice President of Human Resources from 2003 to 2005; Director of Human Resources from 2001 to 2003; and Director of Compensation from 1999 to 2001. Prior to her employment at Sun Microsystems, Ms. Vion held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Ms. Vion holds a B.A. in East Asian Studies and Economics from Wesleyan University. The board of directors believes the vast knowledge of human resources activities, including a wide variety of compensation plan structures, which Ms. Vion brings to the board of directors is strategically important to the development of our products for target markets and to structuring and maintaining our operations.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

       Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

       Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our board of directors and management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act, SEC rules, and the listing standards of the NASDAQ Global Select Market (or "NASDAQ"). In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

       Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section entitled "Independence of the Board of Directors" below), at the direction of our board of directors, we also:

  •
  periodically review and make necessary changes to the charters for our audit, compensation and NCG committees;

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  have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

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  have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

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  have a code of business conduct and ethics that applies to our officers, directors and employees.

       In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address such matters as:

  •
  Director Independence – Independent directors must constitute at least a majority of our board of directors.

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  Monitoring Board Effectiveness – The board of directors must conduct an annual self-evaluation of the board of directors and its committees.

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  Chairman of the Board and Lead Independent Director – The roles and responsibilities of the Chairman of the Board and the Lead Independent Director are generally described in our corporate governance guidelines, as described under the section entitled "Board Leadership Structure" below.

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  Executive Sessions of Directors – The Chairman of the Board, the Lead Independent Director, and/or the independent chairpersons of the applicable committees regularly lead meetings among non-employee directors without management present.

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  Board Access to Independent Advisors – Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

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  Board Committees – All members of the audit, compensation, and NCG committees are independent in accordance with applicable NASDAQ criteria.

       Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Meetings of the Board of Directors

       Our board of directors held eleven regular and special meetings in 2012. Each director attended at least 75% of all meetings of the board of directors held during 2012. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors attended our 2012 annual meeting of stockholders.

Risk Oversight

       Our board of directors' role in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board of directors has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer as well as additional comments or recommendations from any member of senior management in order to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chair of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board of directors. This enables the board of directors and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

       We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer ("CEO"), principal financial officer and principal accounting officer. During 2012, no waivers were granted from any provision of the code of business conduct and ethics.

       A copy of our code of business conduct and ethics is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on the website referred to above.

Stockholder Communications with the Board of Directors

       Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588 or by submitting an e-mail to boardofdirectors@calliduscloud.com. The Lead Independent Director is available for periodic consultation and direct communication with our major stockholders. Stockholders and others may also direct their correspondence solely to the Chairperson of the audit committee or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

       Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this proxy statement, six out of the seven members of our board of directors is "independent," with Leslie J. Stretch, our President and CEO, being the only exception. In addition, all members of the audit and qualified legal compliance, compensation, and NCG committees satisfy such independence criteria.

Board Leadership Structure

       The positions of CEO and Chairman of the Board are separated. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance.

       Our Chairman of the Board is independent, and we also have a separate Lead Independent Director. Mr. Boesenberg currently serves as our Chairman of the Board and Mr. Binch serves as our Lead Independent Director.

  Chairman of the Board

       The duties of the Chairman of the Board include: (i) reviewing and approving all meeting agendas of the board of directors in consultation with the CEO and Lead Independent Director, (ii) presiding over meetings of the board of directors, (iii) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (iv) serving as a liaison between our CEO and our board of directors, and (v) leading the board of directors' annual evaluation process of the CEO.

  Lead Independent Director

       The Lead Independent Director is selected from our independent directors. The duties of the Lead Independent Director include: (i) working directly with the Chairman of the Board to develop agendas for meetings of the board of directors, (ii) leading the review process of the Chairman of the Board, (iii) serving as a liaison between the independent directors and the Chairman of the Board and CEO, (iv) being available for periodic consultation and direct communication with our major stockholders, (v) calling and presiding over meetings of the independent directors, (vi) overseeing corporate governance matters, including being the Chairman of the NCG committee, as well as evaluating the performance of the board of directors and its committees and reviewing such findings with directors and members of our executive management team.

Executive Sessions

       The board of directors regularly holds executive sessions without the presence of executive management. The sessions are scheduled and led by either the Chairman of the Board or the Lead

Independent Director and/or the applicable independent chairperson of the committee of the board of directors. Any director can request additional executive session(s) be scheduled.

Compensation Plans Risk Assessment

       As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board of directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

       The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an audit committee (which also serves as our qualified legal compliance committee), a compensation committee and a nominating and corporate governance committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during 2012. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

  Audit Committee and Qualified Legal Compliance Committee

       The audit committee and qualified legal compliance committee ("QLCC") currently consist of:

    Mark A. Culhane (Chair)
    George B. James
    David B. Pratt

       Mr. James has decided to retire from the board of directors when his current term expires on June 5, 2013, the date of the 2013 annual meeting of stockholders.

       The audit committee met ten times in 2012. Each of Messrs. Culhane, James and Pratt: (1) is "independent" as defined by current NASDAQ listing standards, (2) meet the independence requirements of Rule 10A of Exchange Act, and (3) qualify as a "financial expert" as defined by SEC rules. The audit committee charter was amended and restated on March 12, 2012 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. In discharging its duties, the audit committee:

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  has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

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  reviews and approves the scope of the annual audit;

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  reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

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  reviews the integrity of our financial reporting process;

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  reviews our financial statements, disclosures and filings with the SEC;

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  reviews funding and investment policies;

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  reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

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  reviews disclosures from our independent auditors regarding independence standards;

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  reviews and, if appropriate, approves, related-party transactions and/or other conflicts or potential conflicts of interest; and

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  annually reviews and assesses its performance and the adequacy of its charter.

       The members of our audit committee also act as our QLCC. The QLCC is responsible for reviewing any reports it receives from attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. The QLCC conducted its annual review during the audit committee meeting in March 2012. As no violations or breaches were reported in the last fiscal year, the QLCC did not hold any other meetings in 2012. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations and determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The audit committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC acts only by majority vote.

       A report of the audit committee for fiscal year 2012 is included in this proxy statement.

  Compensation Committee

       The compensation committee currently consists of:

    Michele Vion (Chair)
    William B. Binch
    Mark A. Culhane
    David B. Pratt

       The compensation committee met five times in 2012. The board of directors has determined that each of the members of the compensation committee is: (1) a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an "outside director" as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and (3) "independent" as defined by current NASDAQ listing standards.

       The compensation committee's specific responsibilities include the following:

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  oversight of our compensation and benefits policies generally;

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  evaluate the performance of our executives and reviewing our management succession plans;

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  oversee and set compensation for our executive officers other than our President and CEO and advise and make compensation recommendations to the board of directors for our President and CEO and directors;

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  review and approve an annual discussion and analysis on executive compensation for inclusion in this proxy statement;

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  review and approve any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

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  annually review and assess its performance and the adequacy of its charter.

       A copy of the compensation committee charter can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. For more information regarding the compensation committee's processes and use of consultants, see the "Compensation Discussion and Analysis" included in this proxy statement below.

  Nominating and Corporate Governance Committee

       The nominating and corporate governance committee (or "NCG committee") currently consists of:

    William B. Binch (Chair)
    George B. James
    Michele Vion

       Mr. James has decided to retire from the board of directors when his current term expires on June 5, 2013, the date of the 2013 annual meeting of stockholders.

       The NCG committee met two times in 2012. The board of directors has determined that each of the members of the NCG committee is "independent" as defined under current NASDAQ listing standards. Pursuant to its charter, the NCG committee is responsible for, among other things:

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  making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

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  evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;

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  establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;

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  overseeing the process for evaluating the performance of our board of directors and its committees;

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  evaluating the current composition, organization and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;

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  reviewing related-party transactions and conflicts of interest policies; and

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  annually reviewing and evaluating its performance, including compliance with its charter.

       A copy of the NCG committee charter can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Consideration of Director Nominees

  Stockholder Nominees

       Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares – How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under "Director Qualifications."

  Director Qualifications

       Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committees charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

  Identifying and Evaluating Nominees for Directors

       The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee regularly assesses the appropriate size of the board of directors and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates are evaluated at regular or special meetings of the NCG committee and may be considered at any point during the year.

INFORMATION REGARDING COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

       We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. We have a holding requirement for directors that furthers this goal, such that no shares underlying the RSUs awarded to non-employee directors can be sold by the director until the earlier of his/her departure from the board of directors (whether by resignation, death or failure to be re-elected) or a change of control.

       In addition, in December 2012, we adopted stock ownership guidelines which provide that each non-employee director must currently own our common stock in an amount equivalent to three times (3x) the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Any individual who is not currently, but subsequently becomes, subject to the foregoing stock ownership guidelines must own the appropriate amount within three years of beginning service on the board of directors. Exceptions to these guidelines may be made in the case of extraordinary circumstances such as personal hardship. Measured as of the date of adoption, all of the individuals subject to the foregoing stock ownership guidelines met the guidelines. In January 2013, the board of directors formally adopted a Stock Ownership Policy reflecting the guidelines, a copy of which can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Further details regarding the Stock Ownership Policy can be found in the section entitled "Compensation Discussion and Analysis – Stock Ownership Policy" below.

       Our non-employee directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below. In October 2012, the board of directors approved a reinstatement of the annual cash retainer for non-employee directors that had previously been reduced in July 2010. The reinstatement became effective as of January 1, 2013.

		Annual Cash Retainer Applicable to 2013 (1)	Annual Cash Retainer Applicable to 2012 (1)	Annual Equity Compensation

Board of Directors Membership	Existing Member (2)			• 15,000 stock options • 5,000 restricted stock units ("RSU"s)
	New Member (3)	$30,000	$20,000	• 25,000 stock options (vest 25% on first anniversary of award date and monthly thereafter for three years) • 7,500 RSUs
Chairman of the Board		$30,000	$20,000	• 10,000 RSUs
Lead Independent Director		$30,000	$20,000	• 5,000 RSUs
Audit Committee	Chair	$20,000	$20,000
	Member	$10,000	$10,000
Compensation Committee	Chair	$15,000	$15,000

	Member	$8,000	$8,000
Nominating and Corporate	Chair	$8,000	$8,000
Governance Committee	Member	$6,000	$6,000
  (1)
  The annual cash retainers are payable in quarterly installments.
  (2)
  Except as otherwise stated, each option and RSU vests immediately following the annual meeting of stockholders, but no shares underlying the RSUs can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.
  (3)
  A new member is granted stock options and awarded RSUs as of the date the individual first joins the board of directors. At the first annual meeting after joining the board of directors, if the director has served less than one year, the annual stock options and RSUs are pro-rated based on the portion of the year that the individual has served on the board of directors.

       We have entered into change of control agreements with each of our non-employee directors, which provide that, in the event of a change of control, all options and RSUs then held by each director will immediately vest.

       The table below shows the compensation received by each of our non-employee directors during the fiscal year ended December 31, 2012. Our non-employee directors do not receive fringe or other benefits.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (RSUs) ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

William B. Binch	$56,000	$52,700	$42,611	—	—	$151,311
Charles M. Boesenberg	$40,000	$79,050	$42,611	—	—	$161,661
Mark A. Culhane	$48,000	$26,350	$42,611	—	—	$116,961
George B. James	$36,000	$26,350	$42,611	—	—	$104,961
David B. Pratt	$38,000	$26,350	$42,611	—	—	$106,961
Michele Vion	$41,000	$26,350	$42,611	—	—	$109,961
  (1)
  Mr. Stretch, our President and Chief Executive Officer, does not receive any compensation for his service as a member of the board of directors.
  (2)
  The amounts shown reflect the grant date fair value of RSUs and stock options granted, respectively, determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2012. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

       The following table sets forth information with respect to stock options and RSUs granted during 2012 to our non-employee directors. The vesting schedule and grant term is described in further detail in the "Director Compensation" section above.

Name	Grant Date	Stock Awards (RSUs): Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock Awards and Option Awards ($) (2)

William B. Binch	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	10,000	—	—	$52,700

Charles M. Boesenberg	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	15,000	—	—	$79,050

Mark A. Culhane	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	5,000	—	—	$26,350

George B. James	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	5,000	—	—	$26,350

David B. Pratt	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	5,000	—	—	$26,350

Michele Vion	6/6/2012	—	15,000	$5.27	$42,611
	6/6/2012	5,000	—	—	$26,350
  (1)
  The exercise price for the stock option grant is the fair market value (i.e., the closing price) of our common stock on the grant date, as reported on NASDAQ.
  (2)
  The amounts represent the aggregate grant date fair value of each stock option and/or RSU award, as applicable, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2012. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards.

       The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2012.

		Option Awards				Stock Awards (RSUs)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

	4/11/2005	30,000	—	$3.90	4/11/2015	—	—
	6/7/2005	1,561	—	$3.50	6/7/2015	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
William B. Binch	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—

	2/27/2006	30,000	—	$4.14	2/27/2016	—	—
	11/28/2008	30,000	—	$2.04	11/28/2013	—	—
Charles M. Boesenberg	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—

	6/1/2010	15,625	9,375	$3.13	6/1/2015	—	—
Mark A. Culhane	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—

	8/26/2003	48,000	—	$4.17	8/26/2013	—	—
	5/27/2004	16,667	—	$7.10	5/27/2014	—	—
	6/7/2005	20,000	—	$3.50	6/7/2015	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
George B. James (2)	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—

	7/30/2004	120,000	—	$3.65	7/30/2014	—	—
	6/1/2004	30,000	—	$7.22	6/1/2014	—	—
	11/30/2004	120,000	—	$4.54	11/30/2014	—	—
	6/7/2005	767	—	$3.50	6/7/2015	—	—
David B. Pratt	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—

	9/8/2005	30,000	—	$3.62	9/8/2015	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
Michele Vion	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
  (1)
  Each RSU vested immediately following the 2012 annual meeting of stockholders, but no shares underlying the RSUs can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.
  (2)
  In connection with Mr. James' retirement from the board of directors when his current term expires on June 5, 2013, the board of directors extended the exercise period of Mr. James' options until the earlier of either: June 5, 2014 or the option expiration date shown in this table.

Compensation Committee Interlocks and Insider Participation

       None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

       The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

  Michele Vion, Chair
  William B. Binch
  Mark A. Culhane
  David B. Pratt

       No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

       The following discussion and analysis focuses on the compensation paid with respect to the fiscal year ended December 31, 2012 to our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and our three most highly compensated other executive officers, all of whom we refer to collectively as the "named executive officers" or "NEOs".

Executive Summary

       Our executive compensation program seeks to align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. Our compensation committee believes that our long-term objective of increasing stockholder value is closely tied to our ability to compete for talented executives who are motivated to achieve strategic annual and long-term business objectives. Therefore, in line with our pay for performance philosophy, our compensation committee has designed and continually reviews and refines our executive compensation program with an intention to accomplish the following goals:

  •
  maintain and enhance our ability to attract and retain highly qualified executives;

  •
  encourage performance that aligns executive compensation risks and rewards to our top business priorities;

  •
  foster a mindset among the executive team that the risks and rewards of our compensation plan are fair and consistent; and

  •
  focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable.

       Our executive compensation program is designed to promote the attainment of strategic annual and long-term business objectives to increase stockholder value. Executive compensation consists primarily of cash compensation (both base salary and performance-based bonus) and longer term equity incentives.

Consistent with our pay for performance philosophy, the total compensation received by our NEOs varies based on individual performance and contributions as well as on overall corporate performance measured against annual performance goals.

       Our strong executive compensation policies and practices are further exemplified by the following features:

  •
  A substantial percentage of our named executive officers' pay is comprised of equity compensation such that their potential realized pay increases as stockholder value increases;

  •
  All NEOs received performance-based RSUs as a key component of their 2012 equity compensation;

  •
  No significant or recurring benefits or prerequisites are provided to executives other than those offered generally to our employees;

  •
  Executive change of control agreements are "double trigger", meaning they require a termination of employment before applicable benefits become payable (as described in detail in the section entitled "Change of Control Arrangements" below);

  •
  No gross-up or other reimbursement for taxes is provided to executives; and

  •
  The compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters.

Strategic Executive Compensation Actions in 2012

       A key focus in the compensation decisions for 2012 was on continued, sustained non-GAAP operating profitability in our recurring revenue business model. Our business plan emphasized additional revenue and operating margin growth coupled with targeted cost reduction efforts which, if implemented effectively, would result in non-GAAP operating profitability throughout 2012. Further to that plan, a number of compensation decisions were made regarding the three principal elements of our executive compensation program (base salary, cash bonus, and equity compensation), including:

  •
  Increases to certain executive base salaries, which had not been changed since 2009, based on a number of factors, such as retention, performance and competitive peer group data for their respective positions;

  •
  No payouts of executive cash bonuses unless non-GAAP operating profitability (as defined below and after factoring in bonus payouts) was achieved;

  •
  Equity compensation awarded to motivate executives to achieve long-term success and increase stockholder value; and

  •
  No vesting of performance-based RSUs unless specific financial goals were attained.

       Other governance practices that we believe support our goals include the following:

  •
  We formalized stock ownership guidelines for our CEO, Section 16 officers, and the board of directors in 2012, and all of the foregoing individuals were in compliance with the guidelines in fiscal 2012;

  •
  We added more explicit language to our Insider Trading Policy regarding prohibitions against hedging and/or pledging of our securities; and

  •
  Our board of directors has a Lead Independent Director, the positions of CEO and Chairman of the Board are separate, and all members of our board of directors are independent except for our CEO.

The Role of Our Compensation Committee

       The compensation committee is responsible for overseeing our executive compensation program, including reviewing and approving (or recommending to our board of directors) the compensation arrangements for our NEOs and other senior management. The compensation committee has engaged an outside compensation consulting firm, Radford, an Aon Hewitt Company ("Radford") to provide advice on executive and equity compensation matters, including guidance on peer company practices. Radford reports directly to the compensation committee and its Chairperson in particular, and the committee has the sole authority to direct Radford's work. The compensation committee reviewed Radford's independence, and concluded that their work did not raise any conflicts of interest.

       The compensation committee also reviews and approves general compensation policies to ensure that they: (1) do not encourage overly aggressive risk taking, and (2) complement one another and align with our overall corporate goals and policies. Additionally, the compensation committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our executive officers.

Determining Executive Compensation

       The compensation committee's review of individual executive compensation includes an assessment of each primary element of compensation with peer group practice because we believe that our base salary, performance-based cash bonus, and equity compensation practices should be comparable to our peers in light of both industry trends and expectations of senior executives in the markets we target for hiring and retention.

       In 2012, the compensation committee determined that the peer group they had approved for evaluation of 2011 compensation remained appropriate for competitive analysis purposes, except that Phoenix Technologies Ltd. was removed due to being acquired by Marlin Equity Partners. As a result, our peer group for 2012 consisted of the following companies:

Actuate Corporation	iPass, Inc.	RightNowTechnologies, Inc. *
Advent Software, Inc.	Kenexa Corporation	Saba Software, Inc.
Ariba, Inc.	Keynote Systems, Inc.	Success Factors, Inc. *
DemandTec, Inc. *	NetSuite, Inc.	Support.com, Inc.
Guidance Software, Inc.	Pegasystems, Inc.	Taleo Corporation *
The Ultimate Software Group, Inc.
  (*)
  Subsequent to finalization of the peer group for 2012, the following companies were acquired: RightNowTechnologies, Inc., and Success Factors, Inc. were acquired by SAP AG; DemandTec, Inc. was acquired by IBM Corporation; and Taleo Corporation was acquired by Oracle Corporation.

       The peer group is generally based on the following criteria for similarly-sized high technology companies:

  •
  Annual revenue of $50 to $200 million;

  •
  Market capitalization of $50 to $200 million;

  •
  Employee headcount between 100 to 1,000 people; and

  •
  Companies from which we recruit executives and to whom we may lose executive talent for positions of similar scope.

Say-on-Pay Vote

       At the stockholders meeting held on June 6, 2012, the executive compensation for our NEOs set forth in our 2012 proxy statement was approved by approximately 91% of the shares voting on the matter. We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. Partly based on the say-on-pay voting results, we believe our stockholders support those views. For 2012, the compensation committee and board of directors kept our compensation decisions and practices consistent with these overarching goals, as described in further detail in this "Compensation Discussion and Analysis".

Cash Compensation

       Our executive officers' total cash compensation consists of:

  •
  base salary, which is a fixed amount reviewed generally once a year; and

  •
  performance-based cash bonus, which is paid only if we achieve business operating goals, as further described below.

       Total target cash compensation generally falls around the median percentile of peer group data, with opportunities for higher amounts for above-target performance. Actual total cash compensation (2012 base salary and bonuses paid under our Executive Incentive Bonus Plan for 2012 described below) for executives for 2012 was, on average, aligned around the 25th percentile because actual bonuses were paid below target.

       The compensation committee (and board of directors in the case of our CEO) considers these rates to be competitive with market practice and appropriate to motivate our executives to excel. In determining total target cash compensation for a specific executive officer, the compensation committee considers various factors, including the scope of the executive's particular job and position criticality, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executive's future impact or contribution to our success and growth, anticipated changes in our business plans and goals and potential impact on the executive's responsibilities, the individual's performance, our recent financial performance and market competitiveness. In addition, the compensation committee considers recommendations from our CEO regarding particular motivating factors for specific executive officers other than himself.

       The compensation committee allocates cash compensation between base salary and performance-based cash bonus based on various criteria, including in particular:

  •
  market data provided by Radford;

  •
  internal review of each executive officer's compensation and performance, both individually and relative to other executives; and

  •
  each individual's tenure as one of our executives.

       Additionally, the compensation committee compares the short-term impact of total target cash compensation with the potentially long-term impact of equity compensation. For example, executive quarterly bonus payouts in 2012 were conditioned upon achieving operating profitability on a non-GAAP basis (after bonus payments) for the applicable quarter. All of these actions supported our efforts to: (1) reduce operating expenses (by limiting executive cash compensation), and (2) sustain non-GAAP operating profitability to increase stockholder value.

  2012 Base Salaries

       For the first time since 2009, the compensation committee recommended increases in base salaries for some of our executive officers for 2012. The increases were based on a number of factors, including retention objectives, review of each individual's performance (including the views of the CEO with respect to performance), and current and expected future contributions to our success, as well as competitive market data provided by Radford for the particular position. The following table shows the changes in base salary effective February 1, 2012 and percentage increase for each NEO:

Name	2012 Salary	2011 Salary (1)	Percentage Increase

Leslie J. Stretch	$450,000	$400,000	12.5%
Ronald J. Fior	$324,900	$298,116	9%
V. Holly Albert	$286,650	$273,000	5%
Jimmy Duan	$250,000	$250,000	N/A
Michael L. Graves	$275,200	$262,080	5%
  (1)
  Base salaries had been frozen since 2009, except in the case of Jimmy Duan. Mr. Duan's responsibilities expanded from Senior Vice President, Asia Pacific and Latin America to Senior Vice President, International Sales in September 2011, and commensurate with his new responsibilities, his base salary was increased from $230,000 to $250,000 annually. Mr. Duan changed positions from Senior Vice President, International Sales to Senior Vice President, Commissions Business in December 2012, but this did not result in a change in his annual base salary in 2012.

  2012 Performance-Based Cash Bonuses

       Our Executive Incentive Bonus Plan for 2012 ("2012 Bonus Plan") had the same metrics and structure as the 2011 executive bonus plan. The 2012 Bonus Plan was intended to support a pay-for-results environment where executives would be held accountable for achieving specific goals and results. The plan was designed to motivate the executive team to achieve business targets by placing compensation "at risk" if we did not meet our objectives.

       Individual target bonus percentages for 2012 were approved (or recommended to the board of directors for approval) by our compensation committee in the first quarter of the calendar year. Because their positions potentially have more direct impact on corporate revenue and profit generation, the total cash compensation for our CEO and Senior Vice President, International Sales was weighed more heavily towards performance-based metrics, such that a higher portion of their total target cash compensation was "at risk" than our other executives. The target bonus percentages (as a percentage of base salary) under the 2012 Bonus Plan were as follows:

Position	Target Bonus

Chief Executive Officer and Senior Vice President, International Sales	100%
Other Executives	55%-75%

       The four performance components of our 2012 Bonus Plan and associated percentage weightings were:

  •
  Revenue (25%);

  •
  Operating income (on a non-GAAP basis) (25%);

  •
  Recurring revenue gross margin in the fourth quarter of 2012 (on a non-GAAP basis) (25%); and

  •
  Annual recurring revenue (software as a service revenue less maintenance revenue) (25%).

       The board of directors set the specific goals for the quarterly components and subsequently re-evaluated the goals in the middle of the year to align the performance components with changes in our business objectives and offerings during the remainder of the year. The targets were based on business plan objectives and were meant to reflect challenging but achievable growth and profitability projections. The non-GAAP targets adjust for stock-based compensation, interest, amortization, litigation, restructuring, and acquisition related expenses, as applicable. The target levels for each component may not match our publicly disclosed guidance because the targets reflect ranges of expected performance that increase retentive value while offering increased rewards for superior performance. Payout eligibility arose only if we achieved the minimum threshold performance level required for a particular component. Besides threshold and target goals, the board of directors also set overachievement goals (internally known as stretch objectives) to motivate executives to exceed the target goals.

       The performance goals are described in further detail in the table below. If the minimum threshold goal level was not reached, no cash payments would be paid to the executive. If the minimum threshold level goal was reached, then payout to the executive would be 85% of what it would have been had they reached the target level goal. Once the minimum threshold goal level was reached, actual cash payments would then be pro-rated based upon the difference between the established goal and actual performance. The minimum, all-or-nothing threshold for the recurring revenue gross margin component was set at reaching 70% gross margin in the fourth quarter of 2012. In all cases, bonuses were paid only if we were operationally profitable by at least $250,000 on a non-GAAP basis (after bonus payments) for the applicable quarter.

       The following table shows the pre-established goals for each component (expressed as a range from the minimum threshold required for any payout to the overachievement goal) for each fiscal quarter during 2012, as well as the resulting payout for all NEOs for both the quarter and annual periods. Even though we met or exceeded the revenue threshold in all four quarters of 2012, our NEOs did not receive any payments under the 2012 Bonus Plan because we did not meet the minimum non-GAAP operating income threshold.

	Performance Goals (Range from Threshold to Overachievement) (in millions, except gross margin)
					Actual Payout to NEOs (as a % of NEOs base salaries)
Fiscal Year 2012	Revenue (1)	Non-GAAP Operating Income/(Loss) (1)	Non-GAAP Q4 Recurring Revenue Gross Margin (2)	Annual Recurring Revenue (3)		Total Bonus ($) (4)

First	$20.3 - $23.7	$(0.1) - $0.4	N/A		0.0%	$0
Second	$21.4 - $25.0	$0.2 - $0.8	N/A	N/A	0.0%	$0
Third	$23.9 - $27.9	$0.5 - $1.7	N/A		0.0%	$0
Fourth	$24.3 - $28.4	$1.0 - $2.4	70.0%		0.0%	$0
Annual				$16.2 - $18.0	0.0%	$0
  (1)
  These components are assessed and, if met, paid quarterly.
  (2)
  This component is assessed at the end of the year based on fourth quarter results and, if met, paid at the same time as the annual recurring revenue component, as applicable.
  (3)
  This component is assessed at the end of the year by comparing year over year growth, and, if met, paid on an annual basis.
  (4)
  The specific payouts for each NEO are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" below.

       Mr. Duan's responsibilities changed in the third quarter of 2012, and as a result of those changes, he became eligible to participate in our sales compensation plan program instead of the 2012 Bonus Plan. Under the sales compensation plan, he received $87,465 in sales commissions for 2012 performance.

       The compensation committee retains the right to make discretionary bonus payments based on meritorious circumstances. No discretionary bonus payments were made to any of our NEOs in 2012.

Equity Compensation

       The compensation committee believes that our equity compensation program is important to reward our executives and other key employees for long-term performance in a manner that reflects value received by our stockholders, while encouraging retention by subjecting equity awards to vesting over defined periods.

  2012 Equity Grants

       In 2012, the board of directors and compensation committee reaffirmed its view that executives' total compensation should focus on long-term equity incentives as an essential way to align executives' interests with the potential increase in stockholder value from sustaining non-GAAP operating profitability throughout the year. At the same time, the compensation committee remained mindful of the potential dilution to stockholders such that the majority of equity awards issued to eligible employees, including our NEOs, were in the form of RSUs rather than stock options. RSUs were awarded in smaller quantities, thereby lessening dilution of our common stock while adding retention value by offering incentives to executive officers even in a challenging market.

       For 2012, we granted a mix of time-based and performance-based RSUs to our NEOs to reinforce long-term decision making, incentivize retention, and promote a continued focus on sustained non-GAAP operating profitability. The number of shares covered by each grant was based on a review of the market and peer group data and guidance received from Radford, and the difficulty and significance placed on sustaining non-GAAP operating profitability. Overall, the target value of equity awards to our executives was intended to fall between the 50th and 75th percentiles of our peer group, consistent with the compensation committee's philosophy and the factors discussed above. The actual value of the earned equity compensation received by our executives in 2012 (after determination of 2012 performance) generally fell between the 25th and 50th percentiles.

       With respect to specific grants to each NEO, the compensation committee (and in the case of our CEO, the board of directors) considered a number of factors, including: the executive's experience and performance, the importance of the executive's responsibilities in accomplishing our corporate objectives, the expected value of the executive's future impact to our success and growth, and the need for additional retention incentives. The compensation committee also assessed the existing unvested equity holdings of each NEO and associated retention value in determining the number of shares to award.

Name	Number of Time-Based RSUs Granted (1) (2)	Number of Performance-Based RSUs Granted (1) (3)	Number of Performance-Based RSUs Earned (1) (3)

Leslie J. Stretch	182,186	60,729	42,510
Ronald J. Fior	65,769	21,923	15,346
V. Holly Albert	52,224	17,408	12,186
Jimmy Duan	44,281	14,761	10,333
Michael L. Graves	50,138	16,712	11,698
  (1)
  Each RSU is subject to the NEO's continued employment over the applicable vesting period.
  (2)
  These Time-Based RSUs vest quarterly over two years.
  (3)
  These Performance-Based RSUs only vest if and to the extent that certain financial performance metrics are met, as described in further detail below. In the event of a change of control before December 31, 2012, as described in further detail in the section entitled "Employment Contracts, Change of Control Arrangements and Severance Agreements — Change of Control Arrangements" below, the Performance-Based RSUs would be deemed earned and fully vested immediately prior to the closing of such change of control.

       Following the grant date, the time-based RSUs (representing 75% of the total RSUs granted) vest quarterly over two years. The remaining 25% of the total number of RSUs were performance-based ("Performance-Based RSUs"), such that if and to the extent the targets for the Performance-Based RSUs were met for 2012 (as determined by the compensation committee), then (a) 50% of the earned Performance-Based RSUs vest shortly after the financial results for 2012 have been finalized, and (b) the remaining 50% of the earned Performance-Based RSUs vest quarterly over the next year. The performance goals for the Performance-Based RSUs (collectively, "Performance-Based RSUs Targets") were weighted: (1) 70% on the annual recurring revenue target ("ARR Target"), and (2) 30% on the operating income target ("Operating Income Target"). To receive any of the Performance-Based RSUs, a threshold of 90% attainment of one of the Performance-Based RSU Targets had to be met and then the number of Performance-Based RSUs would be prorated accordingly and any remainder would be forfeited. If 90% threshold attainment was not reached for either of the Performance-Based RSUs Targets, then the entirety of the Performance-Based RSUs would be forfeited.

       The following table shows the pre-established goals for each of the Performance Based RSU Targets (expressed as a range from the 90% minimum threshold required for any payout to 100% attainment). The ARR Target for 2012 was met but the threshold Operating Income Target was not. As a result, 70% of the Performance-Based RSUs were earned, as reflected in the table above (50% of those RSUs vested in January 2013 and the remaining 50% will vest quarterly over the next year) and the remaining 30% of the Performance-Based RSUs were forfeited.

Performance Goals (Range from Threshold to Goal) (in millions)
Annual Recurring Revenue (ARR) Target	Operating Income Target

$16.2 - $18.0	$1.7 - $1.9

Other Benefits

       Our executive officers have agreements providing potential severance benefits, including enhanced benefits through equity acceleration if termination occurs in connection with a change of control. The compensation committee believes that severance and change of control arrangements: (1) mitigate some of the risk that exists for executives working in a smaller company, especially in an industry such as ours with significant acquisition activity, and (2) incent executives to successfully execute and support particular transactions, such as if we were acquired.

       These arrangements are also intended to attract and retain qualified executives who otherwise may pursue alternative employment that they perceive to be less risky absent potential severance benefits. The compensation committee and our board of directors regularly review the benefits provided by these arrangements, and detailed descriptions (including a quantification of the benefits) is below in the section entitled "Employment Contracts, Change of Control Arrangements and Severance Agreements". We do not provide tax gross-ups if an executive is subject to taxes as a result of severance and change of control benefits.

       Our executive officers participate in employee benefit plans that are otherwise generally provided to our employees, including our employee stock purchase plan, 401(k) plan, internet allowance, and health and welfare benefits. We do not provide additional benefits or perquisites to our executives that are not made available to other employees.

Corporate Policies

  Insider Trading Policy; Equity Award Administration Policy

       To impose certain restrictions on trading in our securities and avoid any appearance of impropriety concerning the timing of equity grants and awards, we have implemented a Policy and Procedure on Insider Trading ("Insider Trading Policy") and an Equity Award Administration Policy ("Equity Award Policy").

       Pursuant to the Insider Trading Policy, we prohibit certain stock transactions by our employees and directors, including short-selling and purchases of options (such as "puts" or "calls") involving our securities. Additionally, we clarified the language in the policy to expressly prohibit the hedging and/or pledging of our securities by our employees (including our executive officers) and directors.

       Furthermore, the Equity Award Policy mandates that the grant date of all equity awards to executive officers be the last trading day of the month in which the grant or award is approved. However, if a blackout or trading freeze is in effect on the last trading day of the month of the approval, the grant date is the last trading day of the first month following the approval in which the blackout or trading freeze is no longer in effect. Our Equity Award Policy can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

  Stock Ownership Policy

       To further align the long-term interests of our stockholders and senior executives and non-employee directors, our board of directors adopted stock ownership guidelines which require Section 16(b) officers and non-employee directors to maintain significant direct ownership in our common stock. More specifically, the Executive Officer and Non-Employee Director Stock Ownership Policy ("Ownership Policy") mandates that each current executive officer (defined for purposes of the Ownership Policy as each Section 16(b) officer pursuant to the Exchange Act) is required immediately, and any newly hired and/or promoted executive officer is required within three years following his/her date of hire or promotion, to own shares of our common stock having an aggregate value at least equal to:

  •
  CEO – Three times (3x) the annual base salary

  •
  All other Section 16(b) officers – One time (1x) the annual base salary

       As discussed above in the section entitled "Director Compensation," the Ownership Policy applies to non-employee directors as well. More specifically, each current non-employee director is required immediately, and any newly appointed non-employee director is required within three years following his/her first election to the board of directors, to own shares of our common stock having an aggregate value at least equal to three times (3x) the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson).

       Each executive officer and non-employee director remains subject to the Ownership Policy as long as they continue to be, respectively, employed by us or serving on the board of directors. Exceptions to the foregoing guidelines may be made in the case of extraordinary circumstances such as personal hardship. Measured as of the date of adoption, all of the individuals subject to the guidelines met them. We measure ongoing compliance with the Ownership Policy annually as of the record date of our annual meeting of stockholders (the "Determination Date"), and value the shares held based on the higher of: (a) the price they were acquired or (b) market value, with market value determined as the average daily closing price of our common stock over the twelve (12) months immediately preceding the Determination Date. In calculating share ownership, shares underlying unexercised stock options are not included, while 65% of unvested RSUs (estimating net after tax shares assuming a 35% tax rate) are included. As of the record date, April 8, 2013, all of the individuals subject to the guidelines were in compliance with the Ownership Policy.

Accounting and Tax Considerations

       We account for stock-based awards made to all employees and non-employee directors, such as stock options and RSUs, in accordance with the requirements of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, including expensing stock options over the applicable vesting period. From April 2006 until October 2011, we granted stock options with maximum terms of five years. For any stock options granted after October 2011, the maximum term was increased from five to ten years to mitigate the forfeiture rate experienced by our employees and non-employee directors.

       Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us.

 EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)	Stock Awards (RSUs) ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

Leslie J. Stretch	2012	$450,000	—	$1,672,224	—	—	$37,693	$2,159,917
President and Chief	2011	$400,000	—	$1,482,500	—	$46,033	—	$1,928,533
Executive Officer	2010	$400,000	—	$1,008,000	—	$50,000	—	$1,458,000

Ronald J. Fior (4)	2012	$324,900	—	$603,671	—	—	$33,060	$961,631
Senior Vice President,	2011	$298,116	—	$761,009	—	$25,731	—	$1,084,856
Finance and Operations,	2010	$298,116	—	$487,200	—	$27,948	—	$813,264
Chief Financial Officer

V. Holly Albert (5)	2012	$286,650	—	$479,350	—	—	$15,315	$781,315
Senior Vice President,	2011	$273,000	—	$622,650	—	$23,563	—	$919,213
General Counsel, Secretary	2010	$273,000	$4,000 (6)	$420,000	—	$25,594	—	$722,594

Jimmy Duan (7)	2012	$250,000	—	$406,446	—	$87,465 (9)	$25,961	$769,870
Senior Vice President,	2011	$236,667	$9,659 (8)	$691,835	—	$15,824	—	$953,984
International Sales	2010	$230,000	—	$369,600	—	$21,563	—	$621,163

Michael L. Graves	2012	$275,200	—	$460,193	—	—	$19,781	$755,174
Senior Vice President,	2011	$262,080	—	$622,650	—	$22,620	—	$907,350
Engineering, Chief Technology	2010	$262,080	—	$705,600	—	$24,570	—	$992,250
Officer
  (1)
  The amounts shown reflect the grant date fair value of RSUs determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during fiscal 2012. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to time-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. Details of the 2012 stock awards can be found in the "Grants of Plan-Based Awards During 2012" table. Details regarding equity awards that are still outstanding can be found in the "Outstanding Equity Awards at 2012 Year-End" table. For 2012, these amounts include the value of Time-Based RSUs as well as Performance-Based RSUs, assuming achievement of 70% of the maximum award for Performance-Based RSUs (which was the actual amount earned for 2012 performance, i.e. $322,226, $116,323, $92,370, $78,324 and $88,671, respectively), as opposed to the grant date fair value assuming achievement of 100% of the maximum award for Performance-Based RSUs (which would have been $460,326, $166,176, $131,953, $111,888 and $126,677, respectively).
  (2)
  Except as otherwise described in the footnotes below, reflects amounts earned pursuant to our Bonus Plans for the applicable year. Our 2012 Bonus Plan is described above under "Compensation Discussion and Analysis – 2012 Performance-Based Cash Bonuses."
  (3)
  Reflects a one-time cash-out of accrued vacation as part of a change in our vacation accrual practices.
  (4)
  On March 14, 2013, we announced that Mr. Fior would be departing from the company. Mr. Fior is expected to remain as Chief Financial Officer until we file our Form 10-Q for the first quarter of 2013, after which he will remain with us through the end of July 2013 to help ensure a smooth transition. We also announced that the board of directors is commencing a search for Mr. Fior's successor and we expect Scott Baumgartner, our Vice President of Finance, to assume the role of interim Chief Financial Officer for the period following the filing of the Company's 10-Q for the first quarter of 2013 until the appointment of a permanent Chief Financial Officer.
  (5)
  We announced, on March 14, 2013, that Ms. Albert would be departing from the company. Ms. Albert is expected to depart by the end of April 2013 following an interim transition period.
  (6)
  Represents a discretionary bonus to Ms. Albert for her efforts related to the acquisition of Actek, Inc. in 2010.
  (7)
  Mr. Duan changed positions from Senior Vice President, International Sales to Senior Vice President, Commissions Business in December 2012, but this did not result in a change in his annual base salary in 2012. In the third quarter of

    2012, he became eligible to participate in our sales compensation program instead of the 2012 Bonus Plan, as further described in footnote (9) below.

  (8)
  Represents a discretionary bonus to Mr. Duan for his exceptional sales performance in 2011.
  (9)
  For Mr. Duan's 2012 compensation, this represents sales commissions received under our sales compensation plan for 2012 performance. Mr. Duan's responsibilities changed in the third quarter of 2012, such that he became eligible to participate in our sales compensation plan program instead of the 2012 Bonus Plan.

Grants of Plan-Based Awards During 2012

       The following table sets forth information concerning payments pursuant to our 2012 Bonus Plan and RSUs granted during 2012 to our NEOs.

GRANTS OF PLAN-BASED AWARDS DURING 2012

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
								Stock Awards (RSUs): Number of Shares of Stock or Units (#) (4)
									Grant Date Fair Value of Stock Awards (RSUs) ($) (5)(6)

Name	Grant Date (1)	Approval Date (1)	Threshold ($) (2)	Target ($) (2)	Maximum ($) (2)	Threshold (#) (3)	Target (#) (3)

	2/29/2012	1/30/2012	—	—	—	—	—	182,186	$1,349,998
Leslie J. Stretch	2/29/2012	2/29/2012	—	—	—	45,547	60,729	—	$322,226
	—	—	$399,375	$450,000	—	—	—	—	—

	2/29/2012	2/16/2012	—	—	—	—	—	65,769	$487,348
Ronald J. Fior	2/29/2012	2/29/2012	—	—	—	16,442	21,923	—	$116,323
	—	—	$216,262	$243,675	—	—	—	—	—

	2/29/2012	2/16/2012	—	—	—	—	—	52,224	$386,980
V. Holly Albert	2/29/2012	2/29/2012	—	—	—	13,056	17,408	—	$92,370
	—	—	$190,802	$214,988	—	—	—	—	—

	2/29/2012	2/16/2012	—	—	—	—	—	44,281	$328,122
Jimmy Duan (7)	2/29/2012	2/29/2012	—	—	—	11,071	14,761	—	$78,324
	—	—	$221,875	$250,000	—	—	—	—	—

	2/29/2012	2/16/2012	—	—	—	—	—	50,138	$371,523
Michael L. Graves	2/29/2012	2/29/2012	—	—	—	12,534	16,712	—	$88,671
	—	—	$183,180	$206,400	—	—	—	—	—

  (1)
  Pursuant to our equity awards administration policy approved by our board of directors, stock options and restricted stock units are awarded to executive officers, including the NEOs listed above, on the last trading day of the month in which the award is approved or, if a blackout period or trading freeze is in effect such as it was in January 2012 when Mr. Stretch's award was approved, the grant date of the award is the last trading day of the following month provided that no blackout or trading freeze is in effect.
  (2)
  The amounts shown reflect the "threshold" or minimum payment level based on achievement of threshold performance metrics and the "target" payment level which reflects 100% achievement of all performance metrics that NEOs could have received under our 2012 Bonus Plan, as described above under "Compensation Discussion and Analysis – 2012 Performance-Based Cash Bonuses." Actual amounts paid for 2012 are set forth in the "Summary Compensation Table" above.
  (3)
  The amounts shown reflect the "threshold" or minimum payment level based on achievement of 90% threshold performance metric for both the ARR Target and the Operating Income Target and the "target" payment level (which was also the maximum) which reflects 100% achievement of both the ARR Target and the Operating Income Target that NEOs could have received for Performance-Based RSUs under our 2012 Equity Plan, as described above under "Compensation Discussion and Analysis – 2012 Equity Grants." The ARR Target was met, but the threshold Operating Income Target was not; as a result, actual amounts earned for Performance-Based RSUs for 2012 was 70% of the total number of Performance-Based RSUs granted.
  (4)
  Represents the number of Time-Based RSUs granted to each NEO.
  (5)
  The amounts represent the aggregate grant date fair value of each RSU award computed in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures related to time-based vesting conditions. They do not represent the actual amounts paid to or realized by the NEOs during fiscal 2012. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions.
  (6)
  The amounts reflect the grant date fair value of Time-Based RSUs. For Performance-Based RSUs, which comprised a portion of the 2012 awards, the amounts are based on 70% of the target/maximum award for Performance-Based RSUs, representing 42,510, 15,346, 12,186, 10,333, and 11,698 shares, respectively.
  (7)
  Mr. Duan's responsibilities changed in the third quarter of 2012, such that he became eligible to participate in our sales compensation plan program instead of the 2012 Bonus Plan.

Outstanding Equity Awards at 2012 Year-End

       The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2012.

OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END

		Option Awards				Stock Awards (RSUs) Earned

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (*)

	11/30/2005 (1)	190,000	—	$4.15	11/30/2015	—	—
	1/30/2009 (2)	122,395	2,605	$2.62	1/30/2014	—	—
	1/31/2008 (3)	—	—	—	—	35,648	$161,842
Leslie J. Stretch	2/26/2010 (6)	—	—	—	—	16,666	$75,664
	2/25/2011 (10)	—	—	—	—	50,000	$227,000
	2/28/2011 (6)	—	—	—	—	70,829	$321,564
	2/29/2012 (11)	—	—	—	—	113,866	$516,952
	2/29/2012 (12)	—	—	—	—	42,510	$192,995

	8/26/2003 (2)	60,000	—	$4.17	8/26/2013	—	—
	9/1/2004 (3)	80,000	—	$3.92	9/1/2014	—	—
	2/28/2005 (4)	100,000	—	$4.51	2/28/2015	—	—
	1/31/2006 (5)	110,000	—	$4.38	1/31/2016	—	—
Ronald J. Fior	1/31/2008 (2)	100,000	—	$4.93	1/31/2013	—	—
	1/30/2009 (2)	29,375	625	$2.62	1/30/2014	—	—
	2/26/2010 (7)	—	—	—	—	9,166	$41,614
	2/28/2011 (7)	—	—	—	—	45,448	$206,334
	2/29/2012 (11)	—	—	—	—	41,105	$186,617
	2/29/2012 (12)	—	—	—	—	15,346	$69,671

	1/31/2008 (2)	50,000	—	$4.93	1/31/2013	—	—
	1/30/2009 (2)	29,375	625	$2.62	1/30/2014	—	—
V. Holly Albert	2/26/2010 (7)	—	—	—	—	9,166	$41,614
	2/28/2011 (9)	—	—	—	—	37,185	$168,820
	2/29/2012 (11)	—	—	—	—	32,640	$148,186
	2/29/2012 (12)	—	—	—	—	12,186	$55,324

	10/31/2008 (2)	200,000	—	$3.38	10/31/2013	—	—
	1/30/2009 (2)	29,375	625	$2.62	1/30/2014	—	—
Jimmy Duan	2/26/2010 (8)	—	—	—	—	9,166	$41,614
	2/28/2011 (9)	—	—	—	—	41,317	$187,579
	2/29/2012 (11)	—	—	—	—	27,675	$125,645
	2/29/2012 (12)	—	—	—	—	10,333	$46,912

	1/31/2008 (2)	90,000	—	$4.93	1/31/2013	—	—
	1/30/2009 (2)	29,375	625	$2.62	1/30/2014	—	—
Michael L. Graves	2/26/2010 (7)	—	—	—	—	9,166	$41,614
	2/25/2011 (9)	—	—	—	—	37,185	$168,820
	2/29/2012 (11)	—	—	—	—	31,336	$142,265
	2/29/2012 (12)	—	—	—	—	11,698	$53,109

  (1)
  Options vest over a period of four years, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over three years thereafter.

  (2)
  Options vest over a period of four years in equal monthly installments commencing on the grant date.
  (3)
  Options vested on September 1, 2007.
  (4)
  Options vested over a period of four years in equal monthly installments commencing on January 1, 2005.
  (5)
  Options vested over a period of four years in equal monthly installments commencing on December 6, 2005.
  (6)
  RSUs vest over a period of three years, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in eight quarterly installments thereafter.
  (7)
  RSUs vest quarterly over three years.
  (8)
  RSUs vested on the last trading day of January 2013.
  (9)
  RSUs vest on the first anniversary of the grant date.
  (10)
  RSUs vest on the third anniversary of the grant date.
  (11)
  RSUs vest quarterly over two years.
  (12)
  Reflects Performance-Based RSUs earned for 2012 performance, which vest over a period of two years, with one-half vesting on January 31, 2013 and the remaining one-half vesting in four quarterly installments thereafter.

  (*)
  The amounts shown are based on a price of $4.54 per share, which was the closing price of our common stock as reported on NASDAQ on December 31, 2012 (the last trading day of the year).

Option Exercises and Stock Vested In 2012

       The following table provides information regarding stock option exercises and RSUs that vested in 2012.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (RSUs)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Leslie J. Stretch	400,000	$496,000	326,853	$2,158,570
Ronald J. Fior	—	—	156,936	$977,525
V. Holly Albert	50,000	$105,000	121,746	$750,481
Jimmy Duan	—	—	103,823	$630,188
Michael L. Graves	60,400	$22,307	205,964	$1,318,902

  (1)
  Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.
  (2)
  Represents the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on that date.

Employment Contracts, Change of Control Arrangements and Severance Agreements

  Change of Control Arrangements

       We have change of control agreements with all of our executive officers. The agreements provide that any options granted and restricted stock units awarded immediately vest if the individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within eighteen months after the change of control. The term "good reason" includes: (i) any reduction in base salary or annual target bonus, (ii) any material reduction in any other benefits, (iii) any material reduction in duties or authority, or (iv) a requirement to relocate more than 35 miles.

       If there had been a change of control in 2012 and one or more of our NEOs had been terminated effective as of December 31, 2012, we estimate that the value of the acceleration of options and RSUs under the change of control agreements would have been as follows:

Name	Value of Options Unvested (1)	Value of Unvested Time-Based Restricted Stock Units (2)	Value of Unvested Performance-Based Restricted Stock Units (3)

Leslie J. Stretch	$5,002	$1,303,021	$192,995
Ronald J. Fior	$1,200	$434,564	$69,671
V. Holly Albert	$1,200	$358,619	$55,324
Jimmy Duan	$1,200	$354,837	$46,912
Michael L. Graves	$1,200	$352,699	$53,109

  (1)
  The value was measured by subtracting the exercise price of the option from the closing price of our stock as of December 31, 2012, and multiplying the difference by the number of unvested shares.
  (2)
  Represents the closing price of our common stock as reported on NASDAQ on December 31, 2012 (the last trading day of the year) multiplied by the number of unvested Time-Based RSUs.
  (3)
  Represents the closing price of our common stock as reported on NASDAQ on December 31, 2012 (the last trading day of the year) multiplied by the number of unvested Performance-Based RSUs that were earned based on 2012 performance.

  Employment Contracts and Severance Agreements

       We do not have fixed-term employment agreements with our executives and all are employed "at will". We do have severance agreements with our executives. Under the terms of Mr. Stretch's amended severance agreement, if Mr. Stretch is terminated without cause and he signs a release of claims, he would receive eighteen months of: (i) his then-current base salary, (ii) target bonus, and (iii) an amount equal to the cost of COBRA health benefits contributions.

       Pursuant to severance agreements with Mr. Fior, Mr. Graves, and Ms. Albert, upon an involuntary termination for reasons other than cause, and upon signing a release of claims, each would receive twelve months of: (i) his/her then-current base salary, (ii) his/her target bonus, and (iii) an amount equal to the cost of his/her COBRA health benefits contributions.

       For all other senior vice presidents, upon an involuntary termination for reasons other than cause and signing a release of claims, each would receive seven months of: (i) his/her then-current base salary, and (ii) an amount equal to the cost of his/her COBRA health benefits contributions.

       The following table reflects the amounts we estimate each NEO would have been entitled to receive had they been terminated without cause effective as of December 31, 2012 (not including the value of equity vesting if the termination occurred in connection with a change of control, which is described above):

Name	Salary Equivalent	Target Bonus Equivalent	Health Benefits (1)	Total Severance Benefits

Leslie J. Stretch	$675,000	$675,000	$36,494	$1,386,494
Ronald J. Fior	$324,900	$243,675	$24,329	$592,904
V. Holly Albert	$286,650	$214,988	$16,708	$518,346
Jimmy Duan	$145,833	—	$14,192	$160,025
Michael L. Graves	$275,200	$206,400	$24,329	$505,929

  (1)
  Amounts are based on an estimate of the cost of COBRA contributions for continued health care coverage.

Equity Compensation Plan Information

       The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2012.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by stockholders (1)(2)	3,035,482	$4.09	2,578,940

  (1)
  The number of shares of common stock available under our Employee Stock Purchase Plan increases on July 1 of each year by the lesser of: (i) 1,200,000 shares, (ii) 2% of the outstanding shares of common stock on the last trading day immediately preceding such date, or (iii) an amount determined by the board of directors.
  (2)
  The number of shares available under our 2003 Stock Incentive Plan increases on July 1 of each year by the lesser of: (i) 2,800,000 shares, (ii) 5% of the outstanding shares of common stock on the last day immediately preceding such date, or (iii) an amount determined by the board of directors.

PROPOSAL TWO: APPROVAL OF 2013 STOCK INCENTIVE PLAN

       We are asking stockholders to approve our 2013 Stock Incentive Plan (the "2013 Plan"), which was approved by our board of directors on April 2, 2013. A key aspect of our overall compensation philosophy, which is detailed in the "Compensation Discussion and Analysis" section above, is that long-term incentive compensation should be closed aligned with our stockholder's interests. Consequently, we firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that promotes our success and, in turn, benefits all of our stockholders.

       In the vote on the approval of the 2013 Plan, stockholders may:

  •
  vote in favor of the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

       The approval of the 2013 Plan requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. If approved by stockholders, the 2013 Plan will replace our 2003 Stock Incentive Plan ("2003 Plan") before its expiration, and will become our key plan for providing stock-based incentive compensation to both eligible employees and non-employee directors. If stockholders do not approve the 2013 Plan, the 2003 Plan will expire in November 2013. Our closing stock price on April 8, 2013 was $4.20 per share. Our request for 3,750,000 new shares represents 10% of our shares outstanding as of April 8, 2013.

       We consider approval of the 2013 Plan essential to our future success — our equity compensation programs are key to our ability to attract, retain and motivate the employee talent that is critical to attaining superior company performance and stockholder returns. Additionally, stock options and other forms of equity compensation can provide greater flexibility than cash alternatives in responding to changes in market-competitive total compensation packages.

       Approval of the 2013 Plan will position us to continue and expand our responsible compensation and governance practices and promote the interests of stockholders, including the following:

•
Limitation on Shares Issued.   Assuming approval, no more than 3,750,000 shares of common stock will be authorized for issuance under the 2013 Plan, less the number of equity awards granted under the 2003 Plan from April 8, 2013 to June 5, 2013, if any. Based on our current expectations and the burn rate commitment described below, we expect this share request to last through 2015. As of April 8, 2013, there were 2,714,894 shares available for issuance under the 2003 Plan. However, if the 2013 Plan is approved by stockholders, no more equity awards will be granted under the 2003 Plan effective immediately.

•
No Discounted Stock Options.  Stock options must have an exercise price equal to the fair market value (i.e., the closing sale price) of our common stock on the date of grant.

•
Burn Rate Commitment.  We have committed to cap our average annual burn rate at 7.26% for fiscal years 2013, 2014, and 2015. In calculating our compliance with the burn rate commitment, we define burn rate as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding during our fiscal year. For purposes of calculating the number of shares of common stock granted in each of the next three fiscal years in determining this burn rate, each share underlying an equity award will be converted into option-share equivalents, such that each share that is subject to awards other than options will count as equivalent to two option shares.

•
No Annual "Evergreen" Provision.  The 2013 Plan requires stockholder approval of any additional authorization of shares, rather than permitting an automatic annual replenishment of shares under a plan "evergreen" provision. Stockholders must approve any additional increases in authorized shares under the 2013 Plan (other than adjustments for anti-dilution purposes).

•
No Stock Option Repricings Without Stockholder Approval.  The 2013 Plan prohibits the repricing of stock options without stockholder approval. This provision applies to: (i) direct repricings (lowering the exercise price of an option), (ii) indirect repricings (exchanging an outstanding option that is underwater for cash, for options with an option price or base price less than that applicable to the original option, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

•
No Dividends on Unearned Awards.  The 2013 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•
Efficient Use of Equity.  We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

Key Terms of the 2013 Plan

       The following is a summary of the key provisions of the 2013 Plan, and is subject to the specific provisions of the 2013 Plan which is set forth in Appendix A below.

Plan Term	June 5, 2013, assuming stockholder approval at the 2013 annual meeting

Eligible Participants	• Employees of Callidus and its subsidiaries • Non-employee directors of Callidus • Consultants of Callidus and its subsidiaries
As of the record date, there were approximately 590 employees and six non-employee directors who would be eligible to participate in the 2013 Plan.
Consultants are individuals who render consulting or advisory services either to Callidus or our subsidiaries.

Shares Authorized	3,750,000, subject to adjustment to reflect stock splits and similar events. No new grants will be made under the 2003 Plan if the 2013 Plan is approved.

Types of Awards	• Non-qualified and incentive stock options • Restricted stock units • Restricted stock awards • Stock bonus awards • Stock appreciation rights

Vesting	Determined by the Compensation Committee.

Term	Stock options will not have a term longer than ten years.

Exercise Price	The exercise price of stock options and stock appreciation rights must be no less than the fair market value of Callidus stock on the day of grant.

  Administration

       The board of directors has delegated authority to the compensation committee to administer the 2013 Plan. The committee may delegate its authority to: (i) one or more of the members of the compensation committee and/or to the CEO, if the CEO is a director, to administer the 2013 Plan with respect to awards of options or RSUs to new and existing non-executive officer employees, and (ii) CEO, Chief Financial Officer, and General Counsel to administer the 2013 Plan with respect to grants of options to new and existing non-executive officer employees. The applicable committee and/or authorized personnel will select the individuals who receive awards, determine the number of shares covered by the awards and, subject to the terms and limitations expressly set forth in the 2013 Plan, establish the terms, conditions and other provisions of any awards granted under the 2013 Plan. The applicable committee may interpret the 2013 Plan and establish, amend and rescind any rules relating to the 2013 Plan.

  Non-Employee Director Awards

       The 2013 Plan provides for annual stock option grants and RSU awards to non-employee directors for their service according to a specified formula. Non-employee directors are also eligible to receive other types of discretionary awards under the 2013 Plan (including restricted stock, stock bonus awards, and stock appreciation rights).

       When a new non-employee director joins the board, he or she will receive a 25,000-share option grant and 7,500 RSU award on that date. Existing directors receive a 15,000-share option grant and 5,000 RSU award immediately following each annual stockholder meeting. The Chairman of the Board and Lead Independent Director receive an additional 10,000 and 5,000 RSU award, respectively, immediately following each annual stockholder meeting. If a non-employee director joins the board mid-year, then the annual grant for that year for the new director will be pro-rated. The exercise price for each option granted to a non-employee director is equal to the fair market value, i.e. the closing price of Callidus stock, on the day of grant.

       The initial stock options granted to a new non-employee director vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter. Each follow-on annual stock option grant fully vests immediately upon the grant date. The term of any option grant may not exceed ten years.

       Each RSU vests immediately upon grant (when the individual first joins the board of directors and for each annual grant), but no shares underlying the RSUs can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.

  Terms Applicable to Stock Options and Restricted Stock Unit Awards

       The exercise price of stock options granted under the 2013 Plan must be no less than the fair market value, i.e. the closing price of Callidus stock, on the day of grant. The term of the option awards may not be longer than ten years. Subject to the limitations of the 2013 Plan, the board of directors, applicable committee and/or authorized personnel will determine the terms and conditions applicable to stock option grants (including vesting and exercisability) and the granting of RSUs. The terms and conditions applicable to stock options and RSUs may include, among other things, continued employment with Callidus, the passage of time, or such performance criteria and level of achievement of such criteria as the respective committee and/or personnel deems appropriate.

  Section 162(m) Performance Awards

       Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us. However, for purposes of the 2013 Plan, we have included provisions to permit the compensation committee to grant equity awards intended to qualify as "performance-based" compensation under Section 162(m).

       During any calendar year, no individual may receive: (a) options or stock appreciation rights of more than 1,500,000 shares or (ii) other performance awards of more than 1,500,000 shares. With respect to awards that are intended to qualify for the compensation deduction limitation exception under Section 162(m), to the extent required under Section 162(m), the performance measures are limited to the following, as described in further detail in the 2013 Plan (please see Exhibit A of this proxy statement below): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation,

(D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

  Transferability

       An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, as further detailed in the 2013 Plan.

  Amendments

       The board may amend, alter, suspend, or terminate the 2013 Plan at any time, provided that no action may be taken by the board without stockholder approval to the extent necessary and desirable to comply with applicable laws.

  Corporate Transactions

       In the event of certain corporate transaction, such as changes in capitalization, all outstanding awards will be proportionately adjusted from a stock split, stock dividend, or any other increase or decrease in the number of issued shares. For a dissolution or liquidation, awards may either be exercised prior to the consummation of the transaction or we may otherwise repurchase any shares purchased upon exercise of an award; if an award has otherwise not been previously exercised, such award will terminate prior to the consummation of the transaction. In the case of a merger or asset sale, any or all outstanding awards will be continued, assumed or substituted by us or the successor corporation. If not continued, assumed or substituted, such award will become fully vested and exercisable and will expire within fifteen days of the administrator's notice to the award recipient of the full exercisability of the award.

  Federal Income Tax Consequences

       The following summary generally describes the principal U.S. Federal income tax consequences of awards that may be granted under the 2013 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary is not tax advice and does not discuss all aspects of income taxation that may be relevant in light of an individual's personal investment circumstances.

       Non-Qualified Stock Options.    Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he/she is granted a nonstatutory option. Upon exercise of a stock option, an optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Subject to certain limits, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in connection with such exercise. The optionee's basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

       Incentive Stock Options.    If a stock option is treated as an incentive stock option under the Code, the optionee will recognize no income upon grant of the stock option or upon exercise of the stock option unless the alternative minimum tax rules apply. We are not allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

       Upon the sale of the shares issued upon exercise of an incentive stock option at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the "statutory holding periods," any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock over the option price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in connection with such sale or disposition. The optionee's basis in the stock issued upon exercise of the option, referred to as the "option stock," will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

       Restricted Stock Units.    In general, no taxable income is realized upon the grant of an unvested restricted stock unit award. The recipient will generally include, in ordinary income, the fair market value of the award of stock when the shares of stock are delivered to the recipient or when the restricted stock unit vests, as applicable. Subject to certain limits, we generally will be entitled to a tax deduction at the time and in the amount that the recipient recognizes ordinary income.

       Restricted Stock.    An individual receiving restricted stock may be taxed in one of two ways: the recipient (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Subject to certain limits, generally we will be entitled to a tax deduction at the same time and for the same amount taxable to the recipient. If a recipient elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

       Stock Appreciation Rights.    A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares received is generally taxable to the recipient as ordinary income, and, subject to certain limits, we generally will be entitled to a corresponding tax deduction.

  Interest of Certain Persons in Matters to Be Acted Upon; New Plan Benefits

       Our board of directors and executive officers has an interest in the proposal to approve the 2013 Plan, as each would be eligible to receive awards under the 2013 Plan.

       As of the date hereof, we cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the 2013 Plan. To determine the aggregate number of shares subject to awards which would have been granted to certain individuals and groups under the 2013 Plan had the 2013 Plan been in effect during our last fiscal year which ended

December 31, 2012, please see the "Summary Compensation Table", "Grants of Plan-Based Awards During 2012" table and "Director Compensation Table" above in this proxy statement.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF CALLIDUS' 2013 STOCK INCENTIVE PLAN.

PROPOSAL THREE: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

       As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which added Section 14A to the Exchange Act, our stockholders may vote to approve, on an advisory basis, the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement.

       We ask stockholders to indicate support for the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as "say-on-pay", gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at our 2013 annual meeting of stockholders:

    "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's proxy statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying tables and disclosures."

       As described in detail under the heading entitled "Compensation Discussion and Analysis" above, our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for achieving specific annual, long-term business objectives intended to increase stockholder value.

       Our compensation committee and board of directors continually review the compensation programs for our NEOs to ensure alignment with our stockholders' interests and current market practices. As a result of the board of directors' strong desire that we sustain non-GAAP operating profitability in 2012 and the compensation committee's review process, the compensation committee and board of directors made the following decisions in 2012 with respect to our executive compensation practices:

  •
  Increases in the base salaries of four of our NEOs for the first time since 2009 based on a number of factors and considerations, such as the scope of the executive's particular job and position criticality, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executives future impact or contributions to our success and growth, retention, individual executive performance and competitive peer group data for their respective positions;

  •
  No payouts of executive cash bonuses unless non-GAAP operating profitability (after factoring in bonus payouts) is achieved; and

  •
  Increasing equity compensation to promote long-term success and increase stockholder value, but tying a portion of equity grants to meeting financial performance goals.

       Furthermore, our board of directors' desire to maintain appropriate executive compensation practices is exemplified by the following:

  •
  Stock ownership guidelines for our CEO, Section 16 officers, and the board of directors were implemented in 2012, and all of the foregoing individuals were in compliance with the guidelines in fiscal 2012;

  •
  Restrictions prohibiting hedging and/or pledging of our securities are specifically delineated in our Insider Trading Policy;

  •
  No substantive or recurring benefits or prerequisites other than those offered generally to our employees;

  •
  Executive change of control agreements requiring a termination of employment before change of control benefits arise. (For a more detailed description of these "double trigger" change of control agreements, please refer to the section entitled "Change of Control Arrangements" above);

  •
  Executive severance agreements ranging from seven months base salary and COBRA contributions to a maximum of eighteen months of base salary, target bonus and COBRA contributions for our CEO. (For a more detailed description of our severance agreements, please refer to the section entitled "Employment Contracts and Severance Agreements" above); and

  •
  No gross-ups or other reimbursements for taxes.

Response to the 2012 Say-on-Pay Vote

       At our stockholders meeting held on June 6, 2012, the executive compensation for our NEOs set forth in our 2012 proxy statement was approved by approximately 91% of the shares voting at the meeting (excluding broker non-votes). We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors have kept our compensation decisions and practices consistent with these overarching goals, as described in further detail under the heading entitled "Compensation Discussion and Analysis" above, and believe that stockholders support those views based on our voting results. At the 2011 annual meeting, our stockholders also indicated their preference, on an advisory basis, to hold an advisory vote to approve executive compensation every year. Accordingly, we hold such votes annually until we hold a subsequent advisory vote on the frequency of such votes.

       In voting on the foregoing say-on-pay executive compensation resolution, stockholders may:

  •
  vote in favor of the resolution;

  •
  vote against the resolution; or

  •
  abstain from voting on the resolution.

       The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the compensation committee or the board of directors. Nevertheless, our board of directors and compensation committee value the opinions of our stockholders; to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       On the recommendation of our audit committee, our board of directors has appointed KPMG LLP ("KPMG"), independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2013. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire.

       In the vote on the ratification of the selection of KPMG as our independent auditors, stockholders may:

  •
  vote in favor of ratification;

  •
  vote against ratification; or

  •
  abstain from voting on ratification.

       Assuming a quorum is present, the selection of KPMG as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. If our stockholders do not ratify the appointment of KPMG, the audit committee of the board of directors will reconsider the appointment.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2013.

Auditor Information

       The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our 2012 and 2011 fiscal years were as follows:

Description of Services	2012	2011

Audit Fees (1)	$1,035,000	$935,593
Audit-Related Fees (2)	$92,850	$582,500
Tax Fees (3)	N/A	$20,000
Total	$1,127,850	$1,538,093
  (1)
  The services relate to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.
  (2)
  Relates to assurance and related services that were reasonably related to the performance of the audit or the review of our annual financial statements.
  (3)
  Relates to services for tax return compliance, tax advice and tax planning.

       The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

       In accordance with its charter, the audit committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the audit committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2012, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations, and the audit committee determined that the performance of non-audit tax services performed by KPMG were compatible with maintaining KPMG's independence.

OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

       The following table sets forth, as of the record date, the shares of our common stock beneficially owned by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each individual who served as a director or named executive officer during 2012; and

  •
  all directors and current executive officers as a group.

       Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are currently exercisable or exercisable, and RSUs that vest, within sixty days of the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 37,281,207 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number	Percent

FMR LLC (2) 82 Devonshire Street Boston, Massachusetts 02109	5,282,484	14.17%
Prescott Group Capital Management, LLC et al (3) 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104-6529	2,532,634	6.79%
S Squared Technology LLC et al (4) 515 Madison Avenue New York, New York 10022	2,372,683	6.36%
Goldman Sachs Asset Management (5) 200 West Street New York, New York 10282	2,241,425	6.01%
Blackrock, Inc. (6) 40 East 52nd Street New York, New York 10022	2,154,932	5.78%
William B. Binch (7)	179,061	*
Charles M. Boesenberg (8)	237,632	*
Mark A. Culhane (9)	67,708	*
George B. James (10)	251,327	*
David B. Pratt (11)	419,760	1.13%
Michele Vion (12)	127,500	*
Leslie J. Stretch (13)	688,817	1.85%
Ronald J. Fior (14)	562,518	1.51%
V. Holly Albert (15)	198,860	*
Jimmy Duan (16)	404,204	1.08%
Michael L. Graves (17)	221,640	*
All directors and current executive officers as a group (10 persons) (18)	2,954,823	7.93%
  *
  Less than 1%.

  (1)
  Unless otherwise noted, all addresses are c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588.

  (2)
  Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013, FMR LLC ("FMR") has sole voting power with respect to 2,205,517 shares and sole dispositive power with respect to all 5,282,484 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 3,076,967 shares as a result of acting as an investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Select Software and Computer Services, amount to 2,375,667 shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of 3,076,967 shares. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 2,205,517 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole voting power and sole dispositive power over 2,205,517 shares owned by the institutional accounts managed by PGATC.

  (3)
  Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013. Securities are held by S Squared Technology, LLC ("SST"), S Squared Capital II Management, LLC ("SSCIIM"), both Delaware limited liability companies, and Seymour L. Goldblatt ("Seymour") and Kenneth A. Goldblatt ("Kenneth"), both United States citizens. SST and SSCIIM are registered investment advisers for the accounts of multiple private investment funds. Seymour is the President of each of SST and SSCIIM and owns a majority of the interests in SST. Kenneth owns a majority of the interests in SSCIIM. SST has sole voting power and sole dispositive power with respect to 2,063,200 shares. SSCIIM has sole voting power and sole dispositive power with respect to 309,483 shares. Seymour and Kenneth each have sole voting and dispositive power with respect to all 2,372,683 shares held by SST and SSCIIM.

  (4)
  Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013 by Prescott Group Capital Management, LLC, an Oklahoma limited liability company ("Prescott Capital"), Prescott Group Aggressive Small Cap, LP, an Oklahoma limited partnership ("Prescott Small Cap"), Prescott Group Aggressive Small Cap II, LP, an Oklahoma limited partnership ("Prescott Small Cap II" and, together with Prescott Small Cap, the "Small Cap Funds") and Mr. Phil Frohlich, the principal of Prescott Capital and a United States citizen. Prescott Capital and Mr. Frohlich are the beneficial owners of all 2,532,634 shares. This amount consists of (i) 652,569 shares of common stock and (ii) 1,880,065 shares of common stock issuable upon conversion of presently convertible notes. Prescott Capital, as the general partner of the Small Cap Funds, the general partners of Prescott Master Fund, may direct the Small Cap Funds to direct the vote and disposition of all 2,532,634 shares held by Prescott Master Fund. As the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of all 2,532,634 shares held by Prescott Master Fund.

  (5)
  Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013. Securities are held by Goldman Sachs Asset Management (Goldman Sachs Asset Management L.P., together with GS Investment Strategies, LLC, "Goldman Sachs Asset Management"), organized in the State of Delaware. Goldman Sachs Asset Management is a registered investment advisor and has voting power and shared dispositive power with respect to all 2,241,425 shares.

  (6)
  Based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2013. Securities are held by BlackRock, Inc. ("BlackRock"), a parent holding company. BlackRock is organized in Delaware and has sole voting power and sole dispositive power with respect to all 2,154,932 shares.

  (7)
  Includes 106,561shares that may be acquired within 60 days of the record date through the exercise of stock options, and 4,000 shares held indirectly by Mr. Binch through a trust.

  (8)
  Includes 105,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.

  (9)
  Includes 47,708 shares that may be acquired within 60 days of the record date through the exercise of stock options.

  (10)
  Includes 159,667 shares that may be acquired within 60 days of the record date through the exercise of stock options.

  (11)
  Includes 345,767 shares that may be acquired within 60 days of the record date through the exercise of stock options, and 30,000 shares held indirectly by Mr. Pratt through a trust.

  (12)
  Includes 105,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.

  (13)
  Includes 357,252 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs, and 51,204 shares held by Mr. Stretch in a UK pension plan.

  (14)
  Includes 399,228 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

  (15)
  Includes 45,288 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

  (16)
  Includes 245,090 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

  (17)
  Includes 45,166 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

  (18)
  See footnotes (7)-(15) and (17) above.

Certain Relationships and Related-Party Transactions

  Policies and Procedures for the Review and Approval of Related-Party Transactions

       Our legal and financial departments are primarily responsible for the development and implementation of processes and controls to identify and determine whether a transaction is or may involve related parties. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure of any related-party transactions, arrangements or relationships. In addition, the affected director, executive officer, and/or management are required to bring these matters to the attention of our legal and financial departments in advance (or, if not practicable, as promptly as possible). Then, an analysis is performed to determine whether a related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances, including our business interest in the transaction, whether the transaction is entered into in the normal course of business and/or on substantially comparable terms to transactions between unrelated parties, and whether there are alternatives to entering into the transaction. In addition, the audit committee reviews and approves any related-party transactions that it determines are appropriate for us to undertake.

  Related-Party Transactions

       SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related-party has a direct or indirect material interest. During the second quarter of 2011, as a result of our acquisition of Actek, Inc., a related-party transaction arose with K.L. Properties LLC of which Mr. Farley Lavett, our former Senior Vice President, ActekSoft, was the principal manager. We are subject to the terms of a lease which was entered into with K.L. Properties LLC prior to the acquisition, for the premises in which our Alabama facilities are located. Mr. Lavett ceased being a Callidus employee on April 6, 2012; before his departure, we incurred rent expense pursuant to the lease of approximately $39,000 during the quarter ended March 31, 2012.

       Webcom, Inc., one of our wholly-owned subsidiaries (as a result of our acquisition of the company in the third quarter of 2011), uses the services of a third-party vendor to perform product modeling and equipment maintenance. The third-party vendor is owned by a relative of Webcom, Inc.'s senior management. In fiscal 2012, we paid $141,000 to this vendor.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of such forms provided to us and written representations from our executive officers and directors with respect to our 2012 fiscal year, we believe that all Section 16(a) filing requirements during fiscal 2012 were complied with.

Audit Committee Report

       The audit committee of the board of directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2012 (the "audited financial statements").

  •
  The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG LLP ("KPMG"), Callidus' independent auditors;

  •
  The Committee has also discussed with KPMG the matters required to be discussed by statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with KPMG its independence from Callidus. The Committee also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining KPMG's independence and discussed such matters with KPMG; and

  •
  Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

THE AUDIT COMMITTEE

  Mark A. Culhane, Chair
  George B. James
  David B. Pratt

       No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

ADDITIONAL INFORMATION

Other Matters

       We know of no other matters to be submitted at the 2013 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

RONALD J. FIOR Senior Vice President, Finance and Operations, Chief Financial Officer
Dated: April 17, 2013

       You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

APPENDIX A

CALLIDUS SOFTWARE INC.
2013 STOCK INCENTIVE PLAN

(as of June 5, 2013)

              1.    Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

              2.    Definitions.    As used herein, the following definitions shall apply:

                  (a)  "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

                  (b)  "Applicable Laws" means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

                  (c)  "Award" means any Option or other stock-based or cash-based award granted under this Plan.

                  (d)  "Board" means the board of directors of the Company.

                  (e)  "Change of Control" means:

                      (A) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (it being understood that securities owned by any person on the date hereof shall not be counted against such limit with respect to such person); or

                      (B) change in the composition of the Board occurring within a rolling two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are members of the Board as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

                      (C) merger or consolidation involving the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (including the parent corporation of such surviving entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a sale or disposition by the Company of all or substantially all the Company's assets (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to the sale or disposition).

                  (f)   "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                  (g)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                  (h)  "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                  (i)   "Company" means Callidus Software Inc., a Delaware corporation.

                  (j)   "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                  (k)  "Director" means a member of the board of directors of the Company.

                  (l)   "Dividend Equivalent" means a right granted with respect to an Award, as provided in Section 12 below.

                  (m) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected as a matter of local law or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (n)  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  (o)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (A) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                      (B) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (p)  "Full Value Award" means restricted shares, restricted stock units or similar Awards granted hereunder (other than Options and stock appreciation rights

                  (q)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (r)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (s)   "Option" means a stock option granted pursuant to the Plan.

                  (t)   "Option Agreement" means an agreement evidencing the terms and conditions of an individual Option grant. Any Option Agreement is subject to the terms and conditions of the Plan.

                  (u)  "Optionee" means the holder of an outstanding Option granted under the Plan.

                  (v)  "Outside Director" means a Director who is not an Employee.

                  (w) "Participant" means the holder of an outstanding Award granted under the Plan.

                  (x)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (y)  "Performance Award" means any Award that is subject to vesting and/or payment based on the attainment of performance goals.

                  (z)  "Performance-Based Compensation" means any Award (other than Options or stock appreciation rights) that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code and is granted to a Participant whom the Administrator believes may be a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which the Company expects to take a deduction of the Award.

                  (aa)  "Performance Criteria" means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

                  (bb)   "Performance Goals" means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, division, business unit or an individual. The achievement of each Performance Goal shall be determined in accordance with applicable accounting standards.

                  (cc)  "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

                  (dd)  "Plan" means this 2013 Stock Incentive Plan.

                  (ee)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

                  (ff)  "Service Provider" means an Employee, Director or Consultant.

                  (gg)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

                  (hh)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

              3.    Stock Subject to the Plan.

                  (a)  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 3,750,0001 shares, plus any amounts subsequently approved by stockholders of the Company. The Shares may be authorized but unissued, or reacquired, shares or treasury shares.

                  (b)  No Participant may receive in any calendar year (i) Options and stock appreciation rights under the Plan that relate to more than 1,500,000 Shares or (ii) Performance-Based Compensation that relate to more than 1,500,000 Shares.

                  (c)  If any Shares covered by an Award, or to which such an Award relates, are forfeited, or if an Award otherwise terminates in whole or in part without the delivery of the full number of Shares related thereto (including for tax withholding), then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Shares that have been issued but are repurchased by, or surrendered or forfeited to, the Company shall become available for future grant under the Plan.

              4.    Administration of the Plan.

                  (a)  The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

                      (A) To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, such Awards shall be administered by a Committee of two or more "non-employee directors" within the meaning of Section 162(m) of the Code (a "162(m) Committee").

                      (B) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (b)  Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                      (A) to determine the Fair Market Value;

                      (B) to select the Service Providers to whom Awards may from time to time be granted hereunder;

                      (C) to determine the number of Shares to be covered by each such award granted hereunder;

                      (D) to approve forms of agreement for use under the Plan;

                      (E) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or

1 Subject to reduction by number of equity awards, if any, granted under the 2003 Stock Incentive Plan between April 8, 2013 and June 5, 2013.

        times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                      (F)  to amend the terms of any Award; provided that (A) no such amendment shall directly or indirectly reduce the exercise price of any Award without the approval of the Company's stockholders, and (B) no such amendment shall impair the rights of any Participant without the consent of the Participant;

                      (G) to grant Awards with such terms as the Administrator deems necessary or appropriate in order to comply with or take advantage of the laws of any jurisdiction in which a Participant resides or is employed or to establish a sub-plan under this Plan for such purposes;

                      (H) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established by the Administrator for the purpose of qualifying for preferred tax treatment under foreign tax laws or complying with foreign securities or other legal requirements;

                      (I)   to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld; and

                      (J)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

                  (c)  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

              5.    Eligibility.

                  (a)  Awards may be granted to Service Providers as determined by the Administrator in its sole discretion, except that Incentive Stock Options may be granted only to Employees.

                  (b)  Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or its Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or its Subsidiary, as appropriate, to terminate such relationship at any time, with or without cause.

              6.    Term of Plan.    The Plan shall become effective as determined by the Board and, subject to Section 7(a) herein, shall continue in effect unless sooner terminated under Section 15 of the Plan.

              7.    Terms and Exercise of Options.

                  (a)  The term of each Option shall be stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

                  (b)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (c)  The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, subject to the following:

                      (A) the exercise price of any Option granted shall be no less than 100% of the Fair Market Value per Share on the date of grant; and

                      (B) the exercise price of any Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (d)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of: (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

                  (e)  Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise or unless required by local law, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  (f)   An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

                  (g)  Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              8.    Performance Awards.

                  (a)  The Administrator may grant Performance Awards based on performance goals (alone or together with time-based vesting) as determined by the Administrator in its discretion.

                  (b)  Any Performance Award that is intended to qualify as Performance-Based Compensation will be subject to the following limitations:

                      (A) Performance-Based Compensation shall be based upon objectively determinable formulas established in accordance with the provisions hereof.

                      (B) The 162(m) Committee shall select the Performance Criteria that shall be used to establish Performance Goals from the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

                      (C) To the extent permitted by Section 162(m), the 162(m) Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Laws, accounting principles or business conditions.

                      (D) The 162(m) Committee shall not be authorized to increase the amount payable under Performance-Based Compensation upon attainment of the pre-established formula and goals.

                  (c)  Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator. Without limiting the foregoing, the Administrator may grant performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

              9.    Termination of Relationship as a Service Provider.

                  (a)    Termination.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the vested portion of the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (b)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise an Option to the extent the Option is vested as of the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c)    Death of Employee Participant.    If an Employee Participant dies while a Service Provider, all shares subject to all outstanding Awards that are held by such Employee Participant at the time of death will have the vesting of such shares automatically accelerated twelve (12) months on the date of death. If the Award(s) is an Option(s), it may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death (after giving effect to the twelve (12) month vesting acceleration set forth in the preceding sentence).

                  (d)    Death of Consultant or Outside Director Service Provider.    If a Participant who is a Consultant or Outside Director dies while a Service Provider, all outstanding Options may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death. Unless otherwise specifically approved by the Administrator in writing, no Consultant or Outside Director shall be entitled to accelerated vesting of any kind upon death.

                  (e)  The Option(s) referenced in subsections (c) and (d) above may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option(s) under the Optionee's will or the laws of descent or distribution. If the Option(s) is not so exercised within the time specified herein, the Option(s) shall terminate, and the Shares covered by such Option(s) shall revert to the Plan.

                  (f)    Buyout Provisions.    The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

              10.    Formula Grants to Outside Directors.    Awards may be granted to Outside Directors in accordance with the policies established from time to time by the Board specifying the number of shares (if any) to be subject to each such award and the time(s) at which such awards shall be granted. The current policy with respect to Awards granted to Outside Directors under this Section 10 effective as of the date set forth under the title of this Plan and continuing until modified or revoked by the Board from time to time, is as follows:

                  (a)    Initial Grants.    As of the date on which any Outside Director first becomes a member of the Board, whether by election by the stockholders or appointment by the Board, such individual shall be:

                      (A) Granted automatically a Nonstatutory Stock Option to purchase 25,000 Shares (an "Initial Option"); and

                      (B) Awarded automatically a restricted stock unit to purchase 7,500 Shares (an "Initial RSU Award").

                  (b)    Annual Grants and Awards.    Immediately after the Company's regularly scheduled annual meeting of stockholders each year, the following grant and award shall be made (each, an "Annual Option" or "Annual RSU Award," as applicable):

                      (A) Each Outside Director shall be granted automatically a Nonstatutory Stock Option to purchase 15,000 Shares; provided that if such Outside Director has served on the Board for less than one year, the number of Shares subject to such Annual Option shall be reduced pro rata based on the portion of the year that such Outside Director has served on the Board.

                      (B) Each Outside Director (other than the chair of the Board and Lead Independent Director of the Board) shall be awarded automatically a restricted stock unit to purchase 5,000 Shares; provided that if such Outside Director has served on the Board for less than one year, the number of Shares subject to such Annual RSU Award shall be reduced pro rata based on the portion of the year that such Outside Director has served on the Board.

                      (C) The chair of the Board (so long as the chair is an Outside Director) and the Lead Independent Director of the Board each shall be awarded automatically a restricted stock unit to purchase 15,000 and 10,000 Shares, respectively; provided that if such chair of the Board or Lead Independent Director has served on the Board for less than one year, the number of Shares subject to such Annual RSU Award shall be reduced pro rata based on the portion of the year that such for such individual has served on the Board.

                  (c)    Terms of Options.    Options granted to Outside Directors pursuant to this Section 10 shall be on the following terms, unless otherwise determined by the Board:

                      (A) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                      (B) Each Initial Option shall vest and become exercisable over four (4) years, with the first 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter.

                      (C) Each Annual Option shall be fully vested and exercisable immediately.

                      (D) The term of each such Option shall be five (5) years unless otherwise specified in the Option Agreement, provided that the term may not exceed ten (10) years.

                  (d)    Terms of RSU Awards.    RSUs awarded to Outside Directors pursuant to this Section 10 shall be on the following terms, unless otherwise determined by the Board:

                      (A) Each Initial RSU Award and Annual RSU Award shall be fully vested immediately; provided, however, no Shares shall be issued pursuant to an Initial RSU Award or Annual RSU Award until the earlier of date of the applicable Outside Director's departure from the Board (whether by resignation, death or failure to be reelected) or upon a Change of Control, at which time all of the Shares subject to the applicable Outside Director's RSU Awards shall be released.

              11.    Non-Transferability of Awards.    Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Company may permit a Participant to transfer a Nonstatutory Stock Option as a gift to "immediate family" (as defined in Rule 16(a)-1(c) under the Exchange Act) or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by "immediate family" or the Participant).

              12.    Grant of Dividend Equivalents.    The Committee is authorized, but not required, to grant Dividend Equivalents with respect to Full Value Awards granted hereunder to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares, or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture. Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full Value Awards shall, as provided in the Award agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the underlying Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying

Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be forfeited to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to Performance Awards be paid or distributed unless and until, and only to the extent that the performance-based vesting provisions of the Performance Award are met.

              13.    Other Stock Awards.

                  (a)  The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, grants of restricted stock, restricted stock units, stock bonus awards, and stock appreciation rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards, which shall be set forth in an Award Agreement.

                  (b)  The exercise price of any stock appreciation right shall be no less than 100% of the Fair Market Value of the underlying share on the date of grant (except with respect to certain substitute stock appreciation rights granted in connection with a corporate transaction). No stock appreciation right shall be exercisable for more than ten years from the date of grant of the stock appreciation right.

              14.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

                  (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                  (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award prior to such transaction, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

                  (c)    Merger or Asset Sale or Change of Control.    In the event merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company or an event constituting a Change of Control, each outstanding Award shall be continued or assumed or an equivalent award substituted by the Company or the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that any Award is not so continued, assumed or substituted, such Award shall become fully vested and exercisable. If an Award becomes fully vested and exercisable in lieu of continuation, assumption or substitution, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully exercisable for a period of no less than 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, sale of assets or other event constituting a Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, sale of assets or other event, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets or other event by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if such consideration received is not solely common stock of the Successor Corporation or its Parent, the Administrator may provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock.

              15.    Amendment and Termination of the Plan.

                  (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b)    Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                  (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan by the Board shall impair the rights of any Participant with the consent of the Participant. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

              16.    Prohibition on Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to directly or indirectly reduce the exercise price of outstanding Options or, if applicable, stock appreciation rights or to cancel underwater Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights.

              17.    Conditions Upon Issuance of Shares.

                  (a)    Legal Compliance.    Shares shall not be issued pursuant to any Award granted hereunder unless the issuance and delivery of such Shares shall comply with Applicable Laws.

                  (b)    Tax Withholding.    The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for any income, employment or social insurance taxes or contributions, as applicable, as a result of the exercise of an Award.

              18.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              19.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000171574_1 R1.0.0.51160 CALLIDUS SOFTWARE INC. ATTN: SECRETARY 6200 STONERIDGE MALL ROAD SUITE 500 PLEASANTON, CA 94588 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a. Mark A. Culhane 1b. David B. Pratt The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve our 2013 Stock Incentive Plan. 3 To approve, by an advisory vote, executive compensation. 4 To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000171574_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . CALLIDUS SOFTWARE INC. Annual Meeting of Stockholders June 5, 2013 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leslie J. Stretch and Ronald J. Fior, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CALLIDUS SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, PDT on 6/5/2013, at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side